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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Kinder Morgan, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1001 Louisiana Street, Suite 1000
Houston, Texas 77002

March 29, 2019

Dear fellow stockholder:

        You are cordially invited to attend our 2019 Annual Meeting of Stockholders to be held at our offices at 1001 Louisiana Street, Houston, Texas 77002, on Wednesday, May 8, 2019, at 10:00 a.m. local time. The accompanying proxy statement describes the matters to be presented for approval at the meeting.

        Representation of your shares at the meeting is very important. I urge you, whether or not you plan to attend the meeting, to vote promptly over the Internet or telephone or by mailing a completed proxy card or voting instruction form. Instructions on how to vote begin on page ii of the proxy statement.

        Thank you for your continued support.

Sincerely,

Richard D. Kinder
Executive Chairman

1001 Louisiana Street, Suite 1000
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2019

To our stockholders:

        The 2019 Annual Meeting of Stockholders will be held at our offices at 1001 Louisiana Street, Houston, Texas 77002, on Wednesday, May 8, 2019, at 10:00 a.m. local time. At the meeting, the holders of our common stock will act on the following matters:

  (1)
  the election of 16 nominated directors;

  (2)
  the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019; and

  (3)
  an advisory vote on executive compensation.

        These items of business are more fully described in the accompanying proxy statement.

        Only holders of shares of our common stock as of the close of business on March 11, 2019, the record date, are entitled to receive notice of and to vote at the meeting. A list of all registered holders entitled to vote is on file at our principal offices at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, and will be available for inspection by any stockholder for any purpose germane to the meeting during the meeting and during business hours for ten days prior to the meeting.

        Even if you plan to attend the meeting in person, please cast your vote in advance as soon as possible using one of the methods described in the accompanying proxy statement. You may vote over the Internet or telephone or by mailing a completed proxy card or voting instruction form, as applicable, all as described in the proxy statement. Any stockholder attending the meeting who presents appropriate documentation described in the proxy statement may revoke an earlier vote by proxy and vote in person.

        In accordance with the "Notice and Access" rules adopted by the Securities and Exchange Commission (SEC), we have elected to provide our stockholders access to our proxy materials by posting such documents on the Internet. Accordingly, on March 29, 2019, an Important Notice Regarding the Availability of Proxy Materials (Notice) was mailed to the holders of our common stock as of the close of business on the record date. Beginning on March 29, 2019, stockholders have the ability to access the proxy materials on the website referred to in the Notice, or to request that a printed set of the proxy materials be sent to them, by following the instructions on the Notice.

IF YOU PLAN TO ATTEND:

        Please note that space constraints make it necessary to limit attendance to stockholders. Guests of stockholders will not be admitted. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m., and seating will begin at 9:30 a.m. Stockholders will be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts will also need to bring a copy of the voting instruction form that they received from their broker, trustee or other nominee in connection with the meeting, or a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,

Richard D. Kinder Executive Chairman

March 29, 2019
Houston, Texas

 PROXY SUMMARY
2019 ANNUAL MEETING OF STOCKHOLDERS

        This summary contains highlights about this proxy statement. This summary does not contain all of the information that you should consider in advance of the annual meeting, and we encourage you to read the entire proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2018 carefully before voting.

        Unless stated otherwise or the context otherwise requires, all references in this proxy statement to "we," "us," "our," "KMI" or the "company" are to Kinder Morgan, Inc. and, where applicable, its subsidiaries. We refer to our Class P common stock as our "common stock".

 MEETING INFORMATION

Date and time:	Wednesday, May 8, 2019, 10:00 a.m. local time.
Place:	KMI's offices at 1001 Louisiana Street, Houston, Texas 77002.
Record date:	The close of business on March 11, 2019.
Voting:	Holders of common stock as of the close of business on the record date may vote. Each share is entitled to one vote on each matter to be voted upon.

VOTING MATTERS AND BOARD RECOMMENDATION

        The following table summarizes the proposals to be considered at the meeting and our Board's voting recommendation with respect to each proposal.

Proposal	Board Recommendation	Page Reference
Election of 16 directors, each for a one-year term expiring in 2020	FOR EACH NOMINEE	48
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019	FOR	49
Advisory vote on executive compensation	FOR	49

i

 HOW TO VOTE

        You may vote your shares by any of the following methods:

By Internet	View proxy materials and vote online by following the instructions provided in the Important Notice Regarding the Availability of Proxy Materials that you receive from us or your broker, trustee or other nominee or, if you have elected to receive a paper copy of the proxy materials, by following the instructions on your proxy card or voting instruction form.
By Telephone	Vote by telephone by following the instructions on your proxy card or voting instruction form.
By Mail

If you elected to receive your proxy materials by mail, you may vote by completing and returning a signed paper proxy card (if you are the registered holder of your shares) or by following the vote-by-mail instructions included on the voting instruction form provided by your broker, trustee or other nominee (if your shares are held beneficially in street name). If you did not elect to receive your proxy materials by mail, you may request the materials and vote accordingly.

In Person at the Meeting

If you are the registered holder of your shares, you may vote in person at the annual meeting. If, on the other hand, you hold your shares through a broker, trustee or other nominee, you must first obtain a "legal proxy" from your broker, trustee or other nominee, and you must provide a copy of your legal proxy to us in order to vote in person at the meeting.

ii

1001 Louisiana Street, Suite 1000
Houston, Texas 77002

PROXY STATEMENT

2019 ANNUAL MEETING OF STOCKHOLDERS

        Our Board is furnishing you with this proxy statement in connection with the solicitation of proxies on its behalf to be voted at the 2019 Annual Meeting of Stockholders and any postponements or adjournments thereof.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the difference between a registered holder and a beneficial or "street name" holder?

        If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, referred to in this proxy statement as a "registered" holder. As the registered holder, you have the right to vote in person at the annual meeting.

        If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares or a "street name" holder. A street name holder is not the stockholder of record entitled to vote in person at the meeting. However, as a beneficial owner, you have the right to direct your broker or other nominee regarding how to vote the shares held in your account or to obtain a proxy from your broker and vote your shares in person at the meeting.

Who is entitled to vote on the matters presented at the annual meeting?

        All stockholders who owned our common stock as of the close of business on March 11, 2019, which we refer to as the record date, are entitled to receive notice of, and to vote their common stock owned as of the record date at, the annual meeting and any postponements or adjournments of the meeting. If you owned our common stock as of the close of business on the record date, you are authorized to vote those shares at the annual meeting, even if you subsequently sell them. Please see "How do I vote?" below for important information regarding how to vote your shares.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

        In compliance with SEC rules that allow companies to furnish their proxy materials over the Internet, we sent our registered holders an Important Notice Regarding the Availability of Proxy Materials (the "Notice") instead of a paper copy of the proxy materials. Notice and access is an environmentally friendly and cost effective way to distribute proxy materials because it reduces printing, paper and postage. Instructions on how to access the proxy materials over the Internet or how to request a paper copy may be found in the Notice. If you are a street name holder, you will receive your Notice from your broker.

Can I vote my shares by filling out and returning the Notice?

        The Notice is not a valid ballot, proxy card or voter instruction form and cannot be voted. It will, however, provide instructions on how to vote over the Internet or telephone, or by requesting and returning a signed paper proxy card or voting instruction form, as applicable, or submitting a ballot at the annual meeting.

How do I vote?

        You may vote your shares by any of the following methods:

  •
  By Internet—If you have Internet access, you may view proxy materials and vote online by following the instructions provided in the Notice or, if you have elected to receive a paper copy of the proxy materials, by following the instructions on your proxy card or voting instruction form.

  •
  By Telephone—If you have elected to receive a paper copy of the proxy materials, you may submit your vote by telephone by following the instructions on your proxy card or voting instruction form. You may request a paper copy of the proxy materials by following the instructions provided in the Notice.

  •
  By Mail—If you elected to receive your proxy materials by mail, you may vote by completing and returning a signed paper proxy card (if you are the registered holder of your shares) or by following the vote-by-mail instructions included on the voting instruction form provided by your broker, trustee or other nominee (if your shares are held beneficially in street name). If you did not elect to receive your proxy materials by mail, you may request the materials and vote accordingly.

  •
  In Person at the Annual Meeting—

  •
  Registered Holders.  As a registered holder, you have the right to vote in person at the annual meeting.

  •
  Street Name Holders.  If you are a street name holder and you wish to vote in person at the meeting, you must obtain a "legal proxy" from your broker, trustee or other nominee that holds your shares, giving you the right to vote your shares in person at the meeting. On the day of the meeting, you will need to provide a copy of such legal proxy in order to obtain a ballot.

        Even if you plan to attend the annual meeting, your plans may change, so it is a good idea to complete, sign and return your proxy card or voting instruction form, or vote over the Internet or telephone in advance of the meeting. Any stockholder attending the meeting who presents the appropriate documentation may revoke an earlier vote by proxy and vote in person.

How can I access the proxy materials over the Internet?

        You can view the proxy materials related to the annual meeting on the Internet website listed on your Notice. Please have your control number available. Your control number can be found on your Notice. If you requested and received a paper copy of your proxy materials, your control number can be found on your proxy card or voting instruction form.

        You also may access the proxy materials through our website at http://annualmeeting.kindermorgan.com.

What does it mean if I receive more than one Notice?

        It means that you have multiple accounts at Computershare and/or with one or more brokers. Please vote using each control number to ensure that all your shares are voted.

How many votes do I have?

        You have one vote for each share of common stock that you owned as of the close of business on the record date.

How many shares must be present to conduct the annual meeting?

        The presence at the annual meeting, in person or by proxy, of the holders of a majority of our common stock outstanding as of the close of business on the record date will constitute a quorum. The presence of a quorum will permit us to conduct the proposed business at the annual meeting. As of the close of business on the record date, 2,263,609,448 shares of common stock were issued and outstanding. As a result, holders of at least 1,131,804,725 shares of common stock must be present in person or by proxy to constitute a quorum.

        Your common stock will be counted as present at the annual meeting if you:

  •
  have properly submitted a proxy card or voting instruction form, as applicable, or voted over the Internet or telephone before the meeting; or

  •
  attend the meeting, if you are a registered holder or if you are a street name holder and have a legal proxy from your broker.

        Proxies received but marked as abstentions and broker non-votes will be included in the number of shares considered present at the annual meeting.

If my shares are held in a brokerage account, will my broker vote my shares for me?

        Generally not. Your broker cannot use discretionary authority to vote your shares on any of the matters to be considered at the annual meeting other than the ratification of the selection of our independent registered public accounting firm. Therefore, it is important that you provide voting instructions to any broker holding shares on your behalf. Follow the directions on your Notice or voting instruction form regarding how to instruct your broker to vote your shares.

What happens if I do not specify a choice for a proposal when returning a proxy card or voting instruction form?

  •
  Registered Holders.  If you are a registered holder and you sign and return a paper proxy card and no direction is given for any item on the proxy card, it will be voted for the election of the nominated slate of directors, for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019 and for the approval, on an advisory basis, of the compensation of our named executive officers.

  •
  Street Name Holders.  If you are a street name holder and fail to provide voting instructions, your broker is permitted to vote your shares on the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019. However, without your voting instructions, your broker may not vote on any of the other proposals, and a "broker non-vote" will occur, which means your vote will not be counted with respect to such matters.

Can I change my vote after I return my proxy card or voting instruction form?

  •
  Registered Holders.  If you are a registered holder, you may change your vote at any time before your proxy is voted at the annual meeting. You may do this in a number of ways. First, you may cast a new vote by telephone or Internet, so long as you do so by the deadline of 11:59 p.m. Eastern Time on Tuesday, May 7, 2019. Second, you may complete and submit a new proxy card. Third, you may send a written notice stating that you would like to revoke your proxy. If you choose either of the latter two methods, you must submit your notice of revocation or your new proxy card to the attention of our corporate secretary (1001 Louisiana Street, Suite 1000, Houston, Texas 77002) so that it is received at or before the annual meeting. Finally, you may attend the annual meeting and vote in person. Simply attending the meeting, without voting in person, will not revoke your proxy.

  •
  Street Name Holders.  If you are a street name holder and you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote at the annual meeting.

What vote is required to approve each item or, with respect to the advisory votes, to be considered the recommendation of the stockholders?

  •
  Election of Directors.  To be elected to the Board, a nominee must receive a majority of the votes cast, that is, the number of votes cast "FOR" a nominee's election must exceed the number of votes cast "AGAINST" such nominee's election. An instruction to "ABSTAIN" with respect to any director means your shares will not be voted or counted in the total votes cast with respect to that director, although the shares represented by such instruction will be counted for purposes of determining whether there is a quorum.

  •
  Other Items.  For each other item, the affirmative vote by holders of a majority of the votes cast is required for approval or to be considered the recommendation of the stockholders, as applicable. An instruction to "ABSTAIN" with respect to any such matter means your shares will not be voted or counted in the total votes cast with respect to such matter, although the shares represented by such instruction will be counted for purposes of determining whether there is a quorum.

  •
  Important Voting Information for Street Name Holders.  If you are a street name holder, your broker, trustee or other nominee will not be permitted to exercise voting discretion with respect to most of the matters to be acted upon. Thus, if you do not give your broker, trustee or other nominee specific instructions, your shares will not be voted on those matters and will not be counted in determining the number of shares voted. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum. Please communicate your voting decisions to your broker, trustee or other nominee before the date of the annual meeting so that your vote can be counted.

Could other matters be decided at the annual meeting?

        If any other matters are properly presented at the annual meeting, your proxy, together with the other proxies received, will be voted at the discretion of the designated proxy holders. For further information, please see "Other Matters" in this proxy statement.

Do I have any dissenters' rights?

        No. Under the laws of the State of Delaware, dissenters' rights are not available to our stockholders with respect to the matters to be voted on at the annual meeting.

Who can attend the annual meeting?

        Due to space and security concerns, only stockholders as of the close of business on the record date or their duly appointed proxy holders may attend the annual meeting. We are not able to admit guests of either stockholders or proxy holders. Admission to the annual meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. local time, and seating will begin at 9:30 a.m. local time. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

        Stockholders and proxy holders will be asked to present valid picture identification, such as a driver's license or passport. Please note that if you hold your shares in street name, you will also need to bring a copy of the voting instruction form that you receive from your broker or other nominee in connection with the annual meeting or a copy of a brokerage statement reflecting your stock ownership as of the close of business on the record date.

Where can I find the voting results of the annual meeting?

        The preliminary voting results will be announced at the meeting. The final results will be reported in a current report on Form 8-K that we will file with the SEC within four business days after the meeting.

Who will pay the expenses incurred in connection with the solicitation of my vote?

        We will pay the cost of preparing these proxy materials and soliciting your vote. We also will pay the annual meeting expenses. In addition, proxies may be solicited by our directors, officers and other employees by telephone, Internet, fax, in person or otherwise. These individuals will not receive any additional compensation for assisting in the solicitation. We may also request that brokerage firms, nominees, custodians and fiduciaries transmit proxy materials to the street name holders, and we will reimburse them for their reasonable out-of-pocket expenses in transmitting such material. Firms including Georgeson Inc., Computershare Trust Company, N.A. and Broadridge Financial Solutions, Inc. will perform the broker nominee search and distribute proxy materials to banks, brokers, nominees and intermediaries. We will pay these third parties approximately $710,000 plus out-of-pocket expenses for these services.

        If you vote over the Internet or telephone, any Internet access or telephone charges will be your responsibility.

How can I find more information about Kinder Morgan?

        There are several ways. We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains these reports, proxy statements and other material that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This system can be accessed at www.sec.gov. You can find information we have filed with the SEC by reference to our corporate name or to our SEC file number, 001-35081.

        You may locate copies of our filings by visiting our website at www.kindermorgan.com. You also may request a copy of our filings by contacting us at the following address and telephone number: Kinder Morgan, Inc., Investor Relations Department, 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, (713) 369-9000.

        Because our common stock is listed on the New York Stock Exchange, our reports, proxy statements and other information can be reviewed and copied at the office of that exchange at 20 Broad Street, New York, New York 10005.

 CORPORATE GOVERNANCE

        The Board is responsible to our stockholders for the oversight of the company and recognizes that effective corporate governance is critical to achieving our performance goals while maintaining the trust and confidence of investors, employees, business partners and regulatory agencies. Our Board has adopted a set of Governance Guidelines that address the role, composition and functioning of the Board, which are posted on our website at www.kindermorgan.com in the "Corporate Governance" sub-section of the section entitled "Media & Investor Relations."

Recent Corporate Governance Changes

        Our Board and the Nominating and Governance Committee periodically review and evaluate our system of corporate governance to ensure that the interests of our Board and management continue to align with the interests of our stockholders. Beginning in 2017, our Board unanimously adopted several changes to our corporate governance system described below.

Minimum Vesting Requirements

        In January 2019, our Board approved an amendment to KMI's 2015 Amended and Restated Stock Incentive Plan to provide a minimum vesting period of 36 months for stock-based awards made under the plan, subject to an exception for up to 5% of the shares available for awards under the plan.

Environmental, Social and Governance Reporting

        In October 2018, our EHS Committee approved on behalf of the Board, and we published, our first stand-alone Environmental, Social and Governance (ESG) Report. The ESG Report highlights our continued success in improving our environmental, health and safety metrics, covers our additional social policies and programs, details how potential climate-related risks and opportunities are addressed within the company, and outlines our commitment to reducing methane emissions from our natural gas pipeline assets. The ESG Report was published in response to the stockholders' advisory votes at our 2018 Annual Meeting and was developed in consultation with our top institutional investors and other key stakeholders. KMI's 2017 ESG Report is available at www.kindermorgan.com on the ESG/Sustainability sub-section of the section entitled "Safety & Environment."

Annual Advisory Vote on Executive Compensation

        In July 2018, consistent with the plurality of stockholders' advisory votes at our 2018 Annual Meeting, our Board determined to hold an advisory vote on the compensation of KMI's named executive officers annually until 2024, when the next stockholder vote on the frequency of say-on-pay votes is required under Section 14A of the Securities Exchange Act of 1934, as amended, or until our Board otherwise determines that a different frequency for such votes is in the best interests of KMI's stockholders.

Proxy Access

        In October 2017, our Board amended our bylaws to implement "proxy access." Pursuant to our new proxy access bylaw provision, a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years may nominate and include in our proxy materials director candidates constituting up to 20% of the Board or two directors, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. The Board adopted proxy access following support of the stockholder proposal submitted at our 2017 annual meeting by a majority of our stockholders and after substantial engagement with the stockholder proponent and our largest stockholders who hold, collectively, in excess of 15% of our outstanding common stock.

Majority Voting

        In January 2017, our Board adopted Amended and Restated Bylaws to provide that nominees for director will be elected by the affirmative vote of the majority of votes cast at a meeting of stockholders, with a plurality standard retained for contested elections. Our Board also amended our Governance Guidelines to provide that any nominee for director who does not receive the required votes for election shall tender his or her resignation, which will be considered by the Nominating and Governance Committee.

Stock Ownership Guidelines

        In January 2017, our Board adopted stock ownership guidelines which set forth our Board's expectation that each director and executive officer will continuously own KMI stock with a value equal to a specified multiple of his or her annual retainer or base salary as specified below:

Title	Multiple of annual retainer or base salary, as applicable
Directors	3x
Chief Executive Officer	6x
All other Executive Officers	2x

        Because our Chief Executive Officer currently receives only $1 of base salary per year, the guidelines provide that he or she will be expected to continuously own KMI stock with a value equal to at least six times the greater of (i) his or her base salary or (ii) the base salary of the highest paid executive officer. Directors and executive officers are expected to meet these guidelines within five years of the later of becoming a director or executive officer or the date of adoption of the guidelines. Until an executive officer has met the guidelines, he or she is expected to retain 50% of any shares of common stock received upon vesting of restricted stock or restricted stock unit awards, net of amounts withheld to pay taxes.

        The guidelines also prohibit directors, executive officers and persons residing in their households from holding KMI securities in margin accounts or entering into pledging transactions with respect to KMI securities. However, this prohibition does not extend to KMI securities owned by a director or executive officer in excess of the applicable minimum ownership guidelines or any securities with respect to which such person does not have a pecuniary interest.

Prohibition on Hedging Transactions

        In January 2017, our Board amended our policy on securities trading and handling of non-public information to prohibit directors, executive officers and persons residing in their households from entering into speculative transactions, including hedges, with respect to KMI securities.

Clawback Policy

        In January 2017, our Board adopted an executive compensation clawback policy which provides that cash and equity compensation paid to executive officers may, under certain circumstances, be recovered by KMI in the event of a restatement of KMI's financial results.

Stockholder Engagement

        We understand the importance of maintaining a robust stockholder engagement program. During each of 2017 and 2018, in addition to other significant stockholder engagement activities, executives and management from our investor relations, environmental, health and safety and legal groups, among others, met with stockholders on a variety of topics, including corporate governance, executive compensation and environmental, health and safety matters. We spoke with representatives from our top institutional investors who hold, collectively, in excess of 15% of our outstanding shares of common stock in order to exchange ideas on these important topics. Overall, investors expressed strong support for our governance and compensation practices and our approach and performance on environmental, health and safety matters. We believe our regular engagement has been productive and provides an open exchange of ideas and perspectives for both the company and our stockholders.

The Board of Directors

        Each person listed below served on our Board in 2018 and is nominated to stand for re-election to the Board until our 2020 annual meeting.

Name	Age	Title
Richard D. Kinder	74	Director and Executive Chairman
Steven J. Kean	57	Director and Chief Executive Officer
Kimberly A. Dang	49	Director and President
Ted A. Gardner	61	Director
Anthony W. Hall, Jr.	74	Director
Gary L. Hultquist	75	Director
Ronald L. Kuehn, Jr.	83	Director
Deborah A. Macdonald	67	Director
Michael C. Morgan	50	Director
Arthur C. Reichstetter	72	Director
Fayez Sarofim	90	Director
C. Park Shaper	50	Director
William A. Smith	74	Director
Joel V. Staff	75	Director
Robert F. Vagt	72	Director
Perry M. Waughtal	83	Director

Richard D. Kinder	Director since October 1999

        Mr. Kinder is Director and Executive Chairman of KMI. He served as Director, Chairman and Chief Executive Officer of KMI and its predecessors from 1999 until he became Executive Chairman in June 2015. Mr. Kinder served as Director, Chairman and Chief Executive Officer of Kinder Morgan Management, LLC ("KMR") from 2001 until November 2014. He served as Director, Chairman and Chief Executive Officer of Kinder Morgan G.P., Inc. ("KMGP") from 1997 until June 2015. He served as a Director, Chairman and Chief Executive Officer of the general partner of El Paso Pipeline Partners, L.P. ("EPB") from May 2012 until January 1, 2015. Mr. Kinder's prior experience as Chief Executive Officer of KMI and its former public subsidiaries provides him with a familiarity with our strategy, operations and finances that is unmatched. In addition, we believe that Mr. Kinder's significant equity ownership in our company aligns his economic interests with those of our other equity investors.

Steven J. Kean	Director since May 2007

        Mr. Kean is Director and Chief Executive Officer of KMI. He has served as a director of KMI or its predecessors since May 2007 and has served as Chief Executive Officer since June 2015, and also served as President from March 2013 to April 2018. He has also served as Chairman of the Board and Chief Executive Officer of Kinder Morgan Canada Limited ("KML") since April 2017. Mr. Kean has served in various management roles for the Kinder Morgan companies since 2002 and in senior executive roles since 2006. He was Executive Vice President and Chief Operating Officer of KMI and

its predecessors from 2006 until March 2013, when he was named President and Chief Operating Officer, and served in that capacity until he assumed the CEO role in June 2015. Mr. Kean also served as President, Chief Operating Officer and Director of KMR from March 2013 to November 2014, and of KMGP from March 2013 to June 2015, when he was named President, Chief Executive Officer and Director of KMGP. He served as Director, President and Chief Operating Officer of the general partner of EPB from March 2013 until January 2015. Mr. Kean received his Juris Doctor from the University of Iowa in May 1985 and received a Bachelor of Arts degree from Iowa State University in May 1982. Mr. Kean's experience as one of our executives since 2002 provides him valuable management and operational expertise and a thorough understanding of our business operations and strategy.

Kimberly A. Dang	Director since January 2017

        Ms. Dang is Director and President of KMI. She has served as a director of KMI since January 2017 and of KML since April 2017. Ms. Dang has served in the role of President of KMI since April 2018. She has served in various management roles for the Kinder Morgan companies since 2001 and in senior executive roles since 2005, including as Vice President and Chief Financial Officer of KMI from 2005 to April 2018 and as Vice President and Chief Financial Officer of KMR and KMGP from 2005 until November 2014. Prior to Kinder Morgan, among other things, Ms. Dang spent six years at Goldman Sachs working in its real estate investment area. Ms. Dang holds a Master of Business Administration degree from the J.L. Kellogg Graduate School of Management at Northwestern University and a Bachelor of Business Administration degree in accounting from Texas A&M University. Ms. Dang's years of leadership as a Chief Financial Officer, together with her extensive business acumen, provide our Board with necessary strategic insight. Ms. Dang also provides a diverse perspective that is important to our Board.

Ted A. Gardner	Director since December 2014

        Mr. Gardner was elected director of KMI in December 2014. Mr. Gardner served as director of KMR and KMGP from 2011 until November 2014. Since 2005, Mr. Gardner has been a Managing Partner of Silverhawk Capital Partners in Charlotte, North Carolina. Formerly, he was a director of the predecessor of KMI from 1999 to 2007, was a director of Encore Acquisition Company from 2001 to 2010 and Athlon Energy Inc. from August 2013 to November 2014. He is currently a director of Summit Materials, Inc., Incline Energy Partners, LP and Spartan Energy Partners. We believe Mr. Gardner's prior management, business and leadership experience, and his previous Board experience with KMI, provides us with the perspectives and judgment important to guiding our business strategies.

Anthony W. Hall, Jr.	Director since May 2012

        Mr. Hall was elected as a director of KMI in May 2012. Previously, he served as a director of El Paso Corporation from 2001 until the closing of our acquisition of El Paso Corporation in May 2012. Mr. Hall has been engaged in the private practice of law since 2010. He previously served as Chief Administrative Officer of the City of Houston from 2004 to 2010. Mr. Hall served as the City Attorney for the City of Houston from 1998 to 2004. Prior to 1998, Mr. Hall was a partner in the Houston law firm of Jackson Walker, LLP. Mr. Hall is the past Chairman of the Houston Endowment Inc. and served on its board of directors for twelve years. He is also Chairman of the Boulé Foundation. Mr. Hall's extensive experience in both the public and private sectors, and his affiliations with many different business and philanthropic organizations, provides our Board with important insight from many perspectives. Mr. Hall's 30 years of legal experience provides the Board with valuable guidance on governance issues and initiatives. As an African American, Mr. Hall also brings a diversity of experience and perspective that is welcomed by our Board.

Gary L. Hultquist	Director since December 2014

        Gary L. Hultquist was elected director of KMI in December 2014. Mr. Hultquist served as director of KMR and KMGP until November 2014. He was elected director of KMGP in 1999, and of KMR upon its formation in 2001. Mr. Hultquist has served on the board of directors of Resolute Energy Corporation since February 2014. Mr. Hultquist was a member of the board of directors, and President, of Kriisa Research, Inc., a development-stage company pursuing renewable energy technology for the energy harvesting, smart device and internet of things markets, from July 2017 to November 2018. Currently, he is active as a strategic and financial advisor to private companies and has served as a director of the Northwest Foundation, Inc. and a member of its executive and finance committees since August 2017. From February 2013 until June 2017, Mr. Hultquist was a Managing Director of Viant Group, LLC, an investment banking firm specializing in energy and technology. From 2009 until February 2013, Mr. Hultquist was a Principal of NewCap Partners Inc., a FINRA-registered broker-dealer and investment bank, specializing in technology, mergers and acquisitions, and from 1995 until 2007, Mr. Hultquist was the Managing Director of Hultquist Capital, LLC, a San Francisco-based strategic and merger advisory firm. He also served as a member of the board of directors and chair of the audit committee of NASDAQ-listed OnTrack Systems, Inc., from 1995 to 1997, including at its initial public offering and its subsequent merger with Lam Research Corporation. Mr. Hultquist has over 20 years of experience as an investment banker and over 15 years' experience practicing law. This combination of experience provides him an understanding of the business and legal risks applicable to us.

Ronald L. Kuehn, Jr.	Director since December 2014

        Mr. Kuehn was elected director of KMI in December 2014. Mr. Kuehn served as a director of the general partner of EPB from 2007 until November 2014, and served as Chairman from 2007 to May 2012. Mr. Kuehn served as Chairman of the board of directors of El Paso Corporation from March 2003 to September 2009 and Interim Chief Executive Officer from March 2003 to September 2003. From 2002 to 2003, Mr. Kuehn served as Lead Director of El Paso. From 2001 to 2003, he was a business consultant. Mr. Kuehn served as non-executive Chairman of the board of El Paso from 1999 to 2000 and served as a director from 2001 to 2003. Mr. Kuehn previously served as Chairman of the board of Sonat Inc. from 1986 and President and Chief Executive Officer from 1984 until his retirement in 1999. Mr. Kuehn formerly served on the boards of directors of Praxair, Inc. until 2008, Dun & Bradstreet Corporation until 2007 and Regions Financial Corporation until 2007. His knowledge and understanding of our industry provides the board with valuable strategic insight. Mr. Kuehn's prior service on the boards of other publicly traded companies in our industry, including his service as Chairman of El Paso Corporation and as its interim CEO, provides valuable experience which he can draw upon as a member of our Board.

Deborah A. Macdonald	Director since April 2011

        Ms. Macdonald was elected as a director of KMI in April 2011. For the past ten years, Ms. Macdonald has served on the boards of several private charitable organizations. Ms. Macdonald served as Vice President (President, Natural Gas Pipelines) of KMI, KMR and KMGP from 2002 until 2005 and served as President of a subsidiary of KMI from 1999 until 2003. Ms. Macdonald received her Juris Doctor, summa cum laude, from Creighton University in May 1980 and received a Bachelor's degree, magna cum laude, from Creighton University in December 1972. As a result of Ms. Macdonald's prior service as an executive officer of KMI, she possesses a familiarity with our business operations, financial strategy and organizational structure which enhance her contributions to our Board. Ms. Macdonald also provides a diverse perspective that is important to our Board.

Michael C. Morgan	Director since May 2007

        Mr. Morgan has served as a director of KMI and its predecessors since 2007. He served in various management roles for the Kinder Morgan companies from 1997 to 2004, including as President of KMI, KMR and KMGP from 2001 until 2004. He has been Chairman and Chief Executive Officer of Triangle Peak Partners, LP, a registered investment adviser and fund manager, since 2008. He also has been President of Portcullis Partners, L.P., a private investment partnership, since 2004. Mr. Morgan has been a director of Sunnova Energy Corp. since October 2015 and was a director of Kayne Anderson MLP Investment Company and Kayne Anderson Energy Total Return Fund, Inc. from 2007 until 2008. Mr. Morgan received an M.B.A. from Harvard Business School and a Bachelor of Arts and a Masters of Arts from Stanford University. As a result of Mr. Morgan's prior service as an executive officer of KMI, he possesses a familiarity with our business operations, financial strategy and organizational structure which enhance his contributions to our Board.

Arthur C. Reichstetter	Director since December 2014

        Mr. Reichstetter was elected director of KMI in December 2014. Mr. Reichstetter served as a director of the general partner of EPB from 2007 until November 2014. He has been a private investment manager since 2007. Mr. Reichstetter served as Managing Director of Lazard Freres from 2002 until his retirement in 2007. From 1998 to 2002, Mr. Reichstetter was a Managing Director with Dresdner Kleinwort Wasserstein, formerly Wasserstein Parella & Co. Mr. Reichstetter was a Managing Director with Merrill Lynch from 1993 until his retirement in 1996. Prior to that time, Mr. Reichstetter worked as an investment banker in various positions at The First Boston Corporation from 1974 until 1993, becoming a managing director with that company in 1982. Mr. Reichstetter brings to the Board extensive experience in investment management and capital markets, as highlighted by his years of service at Lazard Freres, Dresdner Klienwort Wasserstein, Merrill Lynch and The First Boston Corporation. His leadership, together with technical expertise and extensive financial acumen provide our Board with necessary strategic insight and experience.

Fayez Sarofim	Director since May 2007

        Mr. Sarofim has served as a director of KMI and its predecessors since 1999. He has been the Chairman of the Board of Fayez Sarofim & Co., a registered investment advisor, since 1958. Mr. Sarofim served as a director of Unitrin, Inc. (now Kemper Corporation) from March 1990 through April 2013 and served as a director of Argo Group International Holdings, Ltd. from October 1986 to May 2009. As a result of Mr. Sarofim's investment experience and his prior service as a director of KMI, he possesses a familiarity with our business operations, financial strategy and organizational structure which enhance his contributions to our Board. As a Coptic Egyptian-American, Mr. Sarofim also brings an important diversity of perspective to our Board.

C. Park Shaper	Director since May 2007

        Mr. Shaper served in various management roles for the Kinder Morgan companies beginning in 2000 until March 2013, when he retired as President of KMI, KMGP, KMR and the general partner of EPB. He has served as a director of KMI and its predecessors since 2007. He was a director of KMR and KMGP from 2003 until March 2013, President of KMR and KMGP from 2005 until March 2013, and a director and President of the general partner of EPB from May 2012 until March 2013. He received a Masters of Business Administration degree from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Shaper also has a Bachelor of Science degree in Industrial Engineering and a Bachelor of Arts degree in Quantitative Economics from Stanford

University. Mr. Shaper is also a trust manager of Weingarten Realty Investors and serves as the chairman of its compensation committee and a member of its audit committee. Mr. Shaper's previous experience as our President, and as an executive officer of various Kinder Morgan entities, provides him valuable management and operational expertise and intimate knowledge of our business operations, finances and strategy.

William A. Smith	Director since December 2014

        Mr. Smith was elected director of KMI in December 2014. Mr. Smith served as director of the general partner of EPB from 2008 to November 2014. From 2003 until his retirement as an active partner in 2012, Mr. Smith was a partner in Galway Group, L.P., an investment banking/energy advisory firm headquartered in Houston, Texas. In 2002, Mr. Smith retired from El Paso Corporation, where he was an Executive Vice President and Chairman of El Paso Merchant Energy's Global Gas Group. Mr. Smith had a 29-year career with Sonat Inc. prior to its merger with El Paso in 1999. At the time of the merger, Mr. Smith was Executive Vice President and General Counsel. He previously served as Chairman and President of Southern Natural Gas Company and as Vice Chairman of Sonat Exploration Company. Mr. Smith served as a director of Eagle Rock Energy G&P LLC from 2004 until the sale of that company in 2015. He also served as lead director and as chairman of that company's compensation committee. Mr. Smith previously served on the board of directors of Maritrans Inc. until 2006. With over 40 years of experience in the energy industry, Mr. Smith brings to the Board a wealth of knowledge and understanding of our industry, including valuable legal and business expertise. His experience as an executive and attorney provides the Board with an important skill set and perspective. In addition, his experience on the board of directors of other domestic and international energy companies further augments his knowledge and experience.

Joel V. Staff	Director since April 2011

        Mr. Staff was elected as a Director in 2011. Since 2007, Mr. Staff has acted as a private investor. Mr. Staff was Chief Executive Officer of Reliant Energy, Inc. from 2003 until his retirement in 2007. He also served as Reliant Energy, Inc.'s Chairman of the board from 2003 to 2008 and Executive Chairman of the board from 2008 until his retirement from the board in 2009. Mr. Staff was a director of Ensco International Incorporated between 2002 and 2008. Mr. Staff's experience as a senior executive in the energy industry provides him with an understanding of issues we encounter, which enhance his contributions to our Board.

Robert F. Vagt	Director since May 2012

        Mr. Vagt was elected as a director of KMI in May 2012. Mr. Vagt served as a director of El Paso Corporation from 2005 until we acquired it in May 2012. Mr. Vagt has served as a member of the board of directors, as lead independent director and as a member of the compensation and audit committees of Equitrans Midstream Corp. since its spin-out from EQT Corporation in November 2018. He previously served as a member of the board of directors of EQT Corporation from November 2017 to November 2018 and as chairman of the board of directors of Rice Energy Inc. from January 2014 until its acquisition by EQT Corporation in November 2017. Mr. Vagt served as President of The Heinz Endowments from 2008 through January 2014. Prior to that time, he served as President of Davidson College from 1997 to 2007. Mr. Vagt served as President and Chief Operating Officer of Seagull Energy Corporation from 1996 to 1997. From 1992 to 1996, he served as President, Chairman and Chief Executive Officer of Global Natural Resources. Mr. Vagt served as President and Chief Operating Officer of Adobe Resources Corporation from 1989 to 1992. Prior to 1989, he served in various positions with Adobe Resources Corporation and its predecessor entities. Mr. Vagt's professional background in both the public and private sectors make him an important advisor and member of our Board. Mr. Vagt brings to our Board operations and management expertise in both the public and private sectors. In addition, Mr. Vagt provides our Board with a welcome diversity of perspective gained from his service as an executive officer of multiple energy companies, the president of a major charitable foundation, and the president of an independent liberal arts college.

Perry M. Waughtal	Director since December 2014

        Mr. Waughtal was elected director of KMI in December 2014. Mr. Waughtal served as a director of KMR and KMGP until November 2014. He was elected director of KMGP in 2000, and of KMR upon its formation in 2001. Since 1994, Mr. Waughtal has been the Chairman of Songy High Roads, LLC (formerly Songy Partners Limited), an Atlanta, Georgia based real estate investment company. Mr. Waughtal was elected as Chairman of the board of Highland Resources, LLC, a family-owned real estate investment company, in October 2013. Mr. Waughtal was a director of HealthTronics, Inc. from 2004 to 2009. We believe Mr. Waughtal's 30 years of experience with Hines Interests Limited Partnership, a privately owned, international real estate firm, including as Vice Chairman of development and operations and Chief Financial Officer, and 15 years of experience as Chairman of Songy Partners Limited provide him with planning, management, finance and accounting experience with, and an understanding of, large organizations with capital-intensive projects analogous to the types in which we typically engage.

Summary of Board Committees

        The Board has established standing committees to assist it in carrying out its duties, and we describe the Audit Committee, the Compensation Committee, the EHS Committee and the Nominating and Governance Committee, their respective membership during 2018 and their principal responsibilities below. The following directors are currently members of the Audit, Compensation, EHS and/or Nominating and Governance Committees as indicated.

Name	Audit Committee	Compensation Committee	EHS Committee	Nominating and Governance Committee
Mr. Gardner			X	Chair
Mr. Hall			X	X
Mr. Hultquist		X	X
Mr. Kuehn				X
Ms. Macdonald	X	Chair
Mr. Reichstetter	X
Mr. Sarofim		X		X
Mr. Smith		X
Mr. Staff	Chair	X
Mr. Vagt	X		Chair
Mr. Waughtal	X

Independence of Board Members

        Our Board has affirmatively determined that, based on consideration of all relevant facts and circumstances, each of the following directors has no material relationship with us and is independent, as that term is used in the New York Stock Exchange ("NYSE") Listed Company Manual and as described in our Governance Guidelines: Ms. Macdonald and Messrs. Gardner, Hall, Hultquist, Kuehn, Morgan, Reichstetter, Sarofim, Shaper, Smith, Staff, Vagt and Waughtal. In addition, our Board has determined that each member of our Audit Committee, Compensation Committee and Nominating and Governance Committee is independent for purposes of membership on such committees.

        In making its independence determinations, the Board considered the following relationship among our directors and found that it was not material and, thus, did not impair the affected directors' independence from us: Mr. Morgan is chairman and chief executive officer of Triangle Peak Partners, LP, a registered investment advisor and fund manager which manages investments for clients, including for Messrs. Kinder, Sarofim and Shaper. The amounts invested with Triangle Peak Partners by Messrs. Kinder, Sarofim and Shaper represent, in each case, insignificant percentages of their personal wealth, and the fees earned by Mr. Morgan are immaterial relative to Mr. Morgan's personal wealth.

Board Leadership Structure and Lead Director

        Richard D. Kinder served as both Chairman of the Board and Chief Executive Officer of Kinder Morgan and its predecessors from his election in 1999 through June 1, 2015. Effective June 1, 2015, Steven J. Kean, then our President and Chief Operating Officer, became our Chief Executive Officer, and Mr. Kinder became Executive Chairman of our Board, thereby separating the offices of Chairman of the Board and Chief Executive Officer. The three-member Office of the Chairman consists of Mr. Kinder, Mr. Kean and our President, Kimberly A. Dang. Ms. Dang was appointed to the Board on January 18, 2017.

        We are committed to the highest standards of corporate governance. Our Board has in place the following measures, in addition to the new governance changes discussed above under "—Recent Corporate Governance Changes," to ensure that we maintain these standards:

  •
  Thirteen of our sixteen directors are independent, as described above;

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  Mr. Morgan, one of our independent directors, has been appointed by the Board as lead director. In his role as lead director, Mr. Morgan is responsible for moderating executive sessions of the Board's non-management directors, acting as principal liaison between the non-management directors and the Executive Chairman on matters dealt with in such sessions, and evaluating, along with the other independent directors, the Chief Executive Officer's performance and presenting such evaluation to the Chief Executive Officer;

  •
  Our Audit Committee, Compensation Committee and Nominating and Governance Committee are composed entirely of and chaired by non-management directors who meet the independence requirements of the NYSE and our Governance Guidelines;

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  Four of the five members of our Audit Committee qualify as "audit committee financial experts" as such term is defined in Item 407(d)(5)(ii) of SEC Regulation S-K;

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  The Compensation Committee and the rest of our independent directors annually review the Chief Executive Officer's performance and compensation;

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  The Nominating and Governance Committee is responsible for succession planning for senior management, including the Chief Executive Officer;

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  Non-management directors meet regularly, without the participation of the company's senior management, to review matters concerning the relationship of the Board with members of the company's management and such other matters as the lead director and participating directors may deem appropriate; and

  •
  Each year, the Nominating and Governance Committee conducts a review and evaluation of the conduct and performance of the Board and its committees based upon completion by each director of an evaluation form, or upon such interviews of directors or other methods as the Nominating and Governance Committee believes appropriate and suitable for eliciting the relevant information.

The Board's Role in Risk Oversight

        The Board has oversight responsibility with regard to assessment of the major risks inherent in our business and measures to address and mitigate such risks. While the Board is ultimately responsible for risk oversight at our company, the committees of the Board assist the Board in fulfilling its oversight responsibilities by considering the risks within their respective areas of expertise. For example, the Audit Committee assists the Board in fulfilling its oversight responsibilities relating to our financial and accounting risk management policies and procedures. As part of this process, the Audit Committee meets periodically with management to review, discuss and provide oversight with respect to our processes and controls to assess, monitor, manage and mitigate potential significant risk exposures. In providing such oversight, the Audit Committee may also discuss such processes and controls with our internal and independent auditors. The Compensation Committee likewise assists the Board in fulfilling its risk oversight responsibilities with respect to the management of risks associated with compensation program design by reviewing whether there are risks arising from our compensation programs and practices that are reasonably likely to have a material adverse effect on us. The Nominating and Governance Committee assists the Board with oversight of risk management relating to corporate governance, Board organization and Board membership. The EHS Committee assists the Board with oversight of risk management relating to environmental, health and safety matters, including reviewing with management our reputation as a responsible corporate citizen and our efforts to employ sustainable business practices and related ESG reporting.

Meeting Attendance

        The Board held eight meetings during 2018. Each member of our Board attended at least 75% of his or her aggregate Board and committee meetings.

Committees of the Board

Audit Committee

        We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), composed of Ms. Macdonald and Messrs. Reichstetter, Staff, Vagt and Waughtal. Mr. Staff is the chair of the Audit Committee, and Messrs. Reichstetter, Staff, Vagt and Waughtal have each been determined by the Board to be an "audit committee financial expert." The Board has determined that all of the members of the Audit Committee are independent as described under the relevant standards. The Audit Committee has a written charter adopted by our Board, which is posted on our website at www.kindermorgan.com in the "Corporate Governance" sub-section of the section entitled "Media & Investor Relations." The Audit Committee met eight times during 2018.

        The Audit Committee's primary purposes are to:

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  monitor the integrity of our financial statements, financial reporting processes, systems of internal controls regarding finance, accounting and legal compliance and disclosure controls and procedures;

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  monitor our compliance with legal and regulatory requirements;

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  select, appoint, engage, oversee, retain, evaluate and terminate our external auditors, pre-approve all audit and non-audit services to be provided to us, consistent with all applicable laws, by our external auditors, and establish the fees and other compensation to be paid to our external auditors;

  •
  monitor and evaluate the qualifications, independence and performance of our external auditors and internal auditing function; and

  •
  establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by our employees, regarding accounting, internal controls, disclosure or auditing matters, and provide an avenue of communication among our external auditors, management, the internal auditing function and our Board.

Audit Matters

        The following sets forth fees billed for audit and other services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2018 and 2017:

	Year Ended December 31,
	2018	2017
Audit fees(a)	$8,066,130	$9,306,593
Tax fees(b)	$71,357	$347,015
All other fees(c)	$37,440	$198,750

Total	$8,174,927	$9,852,358

(a)
Includes fees for integrated audit of annual financial statements and internal control over financial reporting, reviews of the related quarterly financial statements and reviews of documents filed with the SEC. 2018 and 2017 amounts include $727,430 and $2,241,508, respectively, for the audit and related quarterly reviews, and review of periodic SEC and SEDAR filings of the company's subsidiary, KML. 2018 and 2017 amounts include fees of $2,916,000 and $2,627,285, respectively, for audits of certain GAAP and Federal Energy Regulatory Commission (FERC) stand-alone financial statements.

(b)
Includes fees billed for professional services rendered for tax matters, including Internal Revenue Service assistance, and for general state, local and foreign tax compliance and consulting services.

(c)
Includes fees associated with foreign language translation services for the company's subsidiary, KML.

        All services rendered by PricewaterhouseCoopers LLP are permissible under applicable laws and regulations, and were pre-approved by our Audit Committee, except that for 2017, 100% of the fees under the caption "All other fees" (approximately 2% of total fees) were approved by the Audit Committee pursuant to the de minimis exception under Rule 2-01(c)(7)(i)(c) of Regulation S-X. The Audit Committee has reviewed the external auditors' fees for audit and non-audit services for the year ended December 31, 2018. The Audit Committee has also considered whether such non-audit services are compatible with maintaining the external auditors' independence and has concluded that they are compatible at this time.

        Furthermore, the Audit Committee is responsible for reviewing the external auditors' proposed audit scope and approach as well as the performance of the external auditors. It also has direct responsibility for and sole authority to resolve any disagreements between our management and our external auditors regarding financial reporting, regularly reviews with the external auditors any problems or difficulties the auditors encountered in the course of their audit work, and, at least annually, uses its reasonable efforts to obtain and review a report from the external auditors addressing the following (among other items): (i) the auditors' internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the external auditors; (iii) the independence of the external auditors; and (iv) the aggregate fees billed by our external auditors for each of the previous two fiscal years.

Report of Audit Committee

        The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2018. The Audit Committee has also discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as modified or supplemented. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the communications of PricewaterhouseCoopers LLP with the Audit Committee, and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

        Based on the review and discussions described in the prior paragraph, the Audit Committee recommended to our Board that our audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

        This report is respectfully submitted by the Audit Committee of the Board.

Audit Committee
Deborah A. Macdonald
Arthur C. Reichstetter
Joel V. Staff
Robert F. Vagt
Perry M. Waughtal

Compensation Committee

        Our Board's Compensation Committee is currently composed of five directors, each of whom our Board has determined to be independent under the relevant standards. The Compensation Committee has a written charter adopted by our Board which is posted on our website at www.kindermorgan.com in the "Corporate Governance" sub-section of the section entitled "Media & Investor Relations." The Compensation Committee met two times during 2018.

        The Compensation Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities. The Board desires to provide a compensation program for officers and key management personnel pursuant to which they are effectively compensated in terms of salaries, supplemental compensation and other benefits on a basis that is internally equitable and externally competitive. Therefore, the committee's primary purposes are to:

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  review and recommend to our independent directors or our Board, or determine, as the case may be, the annual salary, bonus, stock awards and other benefits, direct and indirect, to be received by our Chief Executive Officer and other elected members of senior management;

  •
  review new executive compensation programs;

  •
  assess and monitor our director compensation programs;

  •
  review, on a periodic basis, the operation of our director and executive compensation programs to determine whether they are properly coordinated and are achieving their intended purpose;

  •
  take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and institutional performance or are not competitive in the aggregate to programs of peer businesses;

  •
  produce an annual report on executive compensation for inclusion in our proxy statement; and

  •
  periodically review and assess our compensation and benefits for employees generally.

        Please refer to "Compensation Discussion and Analysis—Elements of Compensation" below for a discussion of the Compensation Committee's procedures and processes for making executive officer and non-employee director compensation determinations. Per its charter, the Compensation Committee has no authority to delegate the responsibilities specified in its charter.

Compensation Committee Interlocks and Insider Participation

        Our Compensation Committee is composed of Ms. Macdonald and Messrs. Hultquist, Sarofim, Smith and Staff, with Ms. Macdonald serving as chair of the committee. From 1999 to 2003, Ms. Macdonald was an executive officer of the company. During 2018, none of our executive officers served on the board of directors of another entity which employed any of the members of our Board.

Report of Compensation Committee

        The Compensation Committee has discussed and reviewed with management the Compensation Discussion and Analysis for the year ended December 31, 2018 set forth below under "Executive Compensation." Based on this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in the proxy statement for the annual meeting.

        This report is respectfully submitted by the Compensation Committee of the Board.

Compensation Committee
Gary L. Hultquist
Deborah A. Macdonald
Fayez Sarofim
William A. Smith
Joel V. Staff

EHS Committee

        The EHS Committee is composed of Messrs. Gardner, Hall, Hultquist and Vagt, with Mr. Vagt serving as the chair of the committee. Mr. Hultquist joined the EHS Committee in January 2019. The EHS Committee has a written charter adopted by our Board, which is posted on our website at www.kindermorgan.com in the "Corporate Governance" sub-section of the section entitled "Media & Investor Relations." The EHS Committee met two times in 2018.

        The EHS Committee assists the Board in overseeing management's establishment and administration of our company's EHS policies, programs, procedures and initiatives, including those that promote the safety and health of our employees, contractors, customers, the public and the environment. The committee also periodically reviews with management our company's reputation as a responsible corporate citizen and our efforts to employ sustainable business practices consistent with our company's business purpose and values. Additionally, the Board has delegated to the EHS Committee responsibility over all matters relating to ESG reporting, including the review and approval of the company's ESG Report.

Nominating and Governance Committee

        Our Nominating and Governance Committee is composed of Messrs. Gardner, Hall, Kuehn and Sarofim, with Mr. Gardner serving as the chair of the committee. Our Board has determined that each of the committee members is independent under the relevant standards. The Nominating and Governance Committee has a written charter adopted by our Board, which is posted on our website at www.kindermorgan.com in the "Corporate Governance" sub-section of the section entitled "Media & Investor Relations." The Nominating and Governance Committee met two times in 2018.

        The Nominating and Governance Committee's primary purposes are to:

  •
  make recommendations regarding the size of our Board, to the extent the size of the Board may be changed in accordance with the company's bylaws;

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  identify individuals qualified to become members of our Board, and recommend director nominees to our Board for election at our annual meeting of stockholders;

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  identify from among the members of our Board and report to our Board on individuals recommended to serve as members of the various committees of our Board;

  •
  annually reevaluate our Governance Guidelines and recommend to our Board any changes that the Nominating and Governance Committee deems necessary or appropriate; and

  •
  periodically evaluate our Board's and committees' performances.

Board Qualifications, Diversity and Core Competencies

        Our Governance Guidelines require that our Board reflect the following characteristics:

  •
  each director should be:

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  a person of integrity who is dedicated, industrious, honest, candid, fair and discreet;

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  knowledgeable, or willing to become so quickly, in the critical aspects of the company's business and operations; and

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  experienced and skillful in serving as a member of, overseer of, or trusted advisor to, the senior management or board of at least one substantial corporation, charity, institution or other enterprise;

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  a majority of the directors are to meet the standards of independence as prescribed in our Governance Guidelines and the NYSE rules; and

  •
  our Board should encompass a range of talents, skills and expertise sufficient to provide sound and prudent guidance with respect to the full scope of our operations and interests.

        In its evaluation of possible candidates for service on our Board, the Nominating and Governance Committee considers the characteristics outlined above in addition to (i) a candidate's experience, knowledge, skills, integrity, independence (as described in our Governance Guidelines), expertise, commitment to our core values, relationship with us, ownership of our equity securities, service on other boards, willingness to commit the required time and ability to work as part of a team, (ii) the current mix of viewpoints, backgrounds, skills, experience and expertise on our Board and (iii) the results of our Board's annual self-evaluation.

        Our Board believes that diversity, including race, gender, culture, skills, experience, thought and geography, is an important attribute of a well-functioning board. As such, the Nominating and Governance Committee is responsible for advising our Board on matters of diversity and for recommending, as necessary, measures contributing to a board that, as a whole, reflects a range of viewpoints, backgrounds, skills, experience and expertise. Our Board believes that it should be comprised of directors with experience in a mix of core competencies that contribute to a well-functioning board that effectively oversees our strategy and management, including:

Industry/Operational Experience	Directors with senior leadership experience in the energy storage and transportation industry add valuable perspective on operational matters, assessment of business opportunities and other issues specific to the company's business.

CEO or Senior Officer Experience

Directors who have served as a CEO or another "C-Level" executive of a publicly traded entity or large private company, or who have overseen a substantial business segment of a company, have developed judgment, perspective and independence of thought that is important to the Board's strategic decision making process.

Service on Other Public Company Boards

Directors who currently serve or have served on the boards of other publicly traded entities or large private companies provide experience and perspective to our Board regarding best practices in governance and the function of the Board.

Accounting and Financial Reporting Expertise

Directors with an understanding of accounting and financial reporting matters lead our Audit Committee, and provide perspective with respect to assessing our financial performance and monitoring the integrity of our financial reporting process.

Corporate Finance Expertise

Directors with experience in corporate finance assist in evaluating our capital structure and advise on capital markets transactions and other financing related strategies for generating value for our stakeholders.

Capital Allocation Expertise

The company's ability to generate value for stakeholders also depends on its ability to strategically and responsibly allocate capital, including on expansion projects, acquisitions and divestitures, share repurchases and debt repayment. Accordingly, directors with experience in such capital allocation activities provide valuable insight in the Board's decision making.

Regulatory and Environmental, Health and Safety Expertise

Portions of our businesses are heavily regulated, and operating our business in compliance with applicable laws and with a view toward the preservation of the environment is critical. Directors with experience in regulatory, environmental, health and safety matters assist in ensuring that we operate in accordance with best practices regarding regulatory and environmental matters and that the environment and safety are properly weighed in Board decision making.

Legal Expertise

The transactions in which the company engages and the ordinary operation of its business frequently involve complex legal considerations. Directors with a legal background supplement the skills of our General Counsel's staff and provide valuable insight in assessing legal risk.

Ethnic, Gender or other Diversity	Directors whose race, ethnicity or gender may be underrepresented on corporate boards bring an important diversity of perspective to the Board.

Director Skills Matrix

Name	Industry/ Operational Experience	CEO or C-Level Executive	Other Public Company Boards	Accounting and Financial Reporting Expertise	Corporate Finance Expertise	Capital Allocation Expertise	Regulatory and EHS Expertise	Legal Expertise	Ethnic, Gender or other Diversity
Mr. Kinder	X	X	X		X	X	X	X
Mr. Kean	X	X	X		X	X	X	X
Ms. Dang	X	X		X	X	X			X
Mr. Gardner			X		X	X
Mr. Hall			X					X	X
Mr. Hultquist			X	X	X	X	X	X
Mr. Kuehn	X	X	X		X	X		X
Ms. Macdonald	X	X					X	X	X
Mr. Morgan	X	X	X	X	X	X
Mr. Reichstetter			X	X	X	X
Mr. Sarofim		X	X		X	X			X
Mr. Shaper	X	X	X	X	X	X
Mr. Smith	X	X	X		X	X		X
Mr. Staff	X	X	X	X	X	X
Mr. Vagt	X	X	X	X			X
Mr. Waughtal		X	X	X	X	X

Identifying and Evaluating Nominees for Directors

        The Nominating and Governance Committee seeks, screens and identifies individuals qualified to become Board members. Candidates for director may also come to the attention of the Nominating and Governance Committee through other Board members, professional search firms, stockholders or other persons. The Nominating and Governance Committee evaluates and recommends to our Board nominees for election as directors at each annual meeting of our stockholders and persons to fill vacancies in the Board that occur between annual meetings of our stockholders. In carrying out its responsibilities, the Nominating and Governance Committee evaluates the skills and attributes desired of prospective directors and, when appropriate, conducts searches for qualified candidates; selects prospective candidates to interview and ascertains whether they meet the qualifications for director described above and as otherwise set forth in the Governance Guidelines; recommends approval by the entire Board of each selected nominee for election as a director; and approves extending an invitation to join our Board if the invitation is proposed to be extended by any person other than the Chair of the Nominating and Governance Committee.

        The Nominating and Governance Committee will consider director candidates recommended by stockholders. Stockholders may communicate recommendations for director candidates to the chair of the Nominating and Governance Committee by following the procedures described under "Additional Information—Stockholder Proposals and Director Nominations for Our 2020 Annual Meeting." In addition, the stockholder should provide such other information as such stockholder may deem relevant for the Nominating and Governance Committee's evaluation.

        The chair of the Nominating and Governance Committee has discretion to determine whether the recommendation should be brought to the attention of the full Board and whether any response to the person sending the communication is appropriate. Any such response will be made through our investor relations department and only in accordance with our policies and procedures and applicable law and regulations relating to the disclosure of information. Our corporate secretary will retain copies of all recommendations received pursuant to these procedures for a period of at least one year. The

Nominating and Governance Committee of the Board will review the effectiveness of these procedures from time to time and, if appropriate, make changes.

Material Legal Proceedings

        There are no material legal proceedings to which any director, officer or affiliate of ours, or any record or beneficial owner of more than 5% of our common stock is a party adverse to us or any subsidiary of ours or has an interest adverse to us or any subsidiary of ours.

Contributions to Charitable Organizations

        In none of the last three fiscal years have we made payments to or received payments from any tax-exempt organization of which any of our independent directors is an employee, or an immediate family member of such director is an executive officer, that exceeded the greater of $1 million or 2% of such tax-exempt organization's consolidated gross revenue.

Annual Meeting Attendance

        Although we have no formal policy with respect to our directors' attendance at annual meetings of stockholders, we invite them to attend. Seven of our directors attended the 2018 annual meeting.

Stockholder Communications with Our Board

        Interested parties may contact our lead director, Mr. Morgan, the chairperson of any of the Board's committees, the independent directors as a group or the full Board by mail to Kinder Morgan, Inc., 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, Attention: Corporate Secretary, or by e-mail to our investor relations department within the "Contact Us" section of our Internet website at www.kindermorgan.com. Any communication should specify the intended recipient.

        All communications received in accordance with these procedures will be reviewed initially by our investor relations department. Our investor relations department will relay all such communications to the appropriate director or directors unless our investor relations department determines that the communication:

  •
  does not relate to our business or affairs or the functioning or Governance Guidelines of our Board or the functioning or charter of any of its committees;

  •
  relates to routine or insignificant matters that do not warrant the attention of our Board;

  •
  is an advertisement or other commercial solicitation or communication;

  •
  is frivolous or offensive; or

  •
  is otherwise not appropriate for delivery to directors.

        The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through our investor relations department and only in accordance with our policies and procedures and applicable law and regulations relating to the disclosure of information. We will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Nominating and Governance Committee will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

Additional Corporate Governance Information

        We make available free of charge, on our website at www.kindermorgan.com in the "Corporate Governance" sub-section of the section entitled "Media & Investor Relations," the Governance Guidelines, the charters of the Audit Committee, Compensation Committee, Environmental, Health and Safety (EHS) Committee and Nominating and Governance Committee, and our Code of Business Conduct and Ethics (which applies to senior financial and accounting officers and the chief executive officer, among others). We intend to disclose any amendments to our Code of Business Conduct and Ethics and any waiver from a provision of that code granted to our executive officers or directors, in each case that would otherwise be disclosed on Form 8-K, on our website within four business days following such amendment or waiver. The information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this or any other report that we file with or furnish to the SEC.

No Incorporation by Reference

        The Report of the Audit Committee, the Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent we specifically incorporate either such report or the performance graph by reference therein.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Approval Policy

        Our written policy requires transactions that are reportable under Item 404(a) of Regulation S-K, among others, to be approved or ratified by the non-interested members of the Audit Committee. Any transaction to which we were, or are proposed to be, a party that involves an amount exceeding $120,000, and in which a director or executive officer (or such person's immediate family member) has a material interest (a "related party transaction") would be subject to this approval requirement. Without weighting any factors, and recognizing that one individual may give more weight to one factor than another individual, we expect that the Audit Committee would consider, among other things, the nature, size and terms of the transaction, the extent of the interest of the related party in the proposed transaction and the existing relationship of the parties to the proposed transaction.

Shareholders Agreement

        In 2011, in connection with our initial public offering, we entered into a shareholders agreement with a group of shareholders referred to as the "Investors." The Investors consisted of (i) Richard D. Kinder, our Executive Chairman; (ii) investment funds advised by or affiliated with entities that participated in our 2007 going private transaction (referred to as the "Sponsor Investors"); (iii) Fayez Sarofim, one of our directors, and investment entities affiliated with him; (iv) an investment entity affiliated with Michael C. Morgan, another of our directors, and William V. Morgan, one of our founders; and (v) a number of other members of our management. The shareholders agreement will remain in effect for as long as any of the parties continue to hold our common stock.

        Of the Sponsor Investors, only the funds affiliated with Highstar Capital, LP (collectively referred to as "Highstar") are still parties to the shareholders agreement. As a result, certain provisions in the shareholders agreement no longer apply and are not described below. For example, Mr. Kinder and the Sponsor Investors previously had rights under the shareholders agreement to appoint some of the nominees for our Board and to have their nominees serve on certain committees of the Board, but these rights have terminated.

Registration Rights

        The shareholders agreement contains registration rights provisions pursuant to which we may be required to register the sale of shares of common stock owned by Highstar and Mr. Kinder that were issued upon the conversion of their Class A shares and Class B shares, as applicable. Under the registration rights provisions, Highstar and Mr. Kinder will each have the right to require that we register resales of such shares of common stock having an aggregate value of at least $200 million, or such lesser amount that represents all of such holder's remaining shares. We will not be obligated to effect such a demand registration at any time that a shelf registration statement is effective, or if, in our good faith reasonable judgment, it is not feasible for us to proceed because of the unavailability of required financial statements, or during a blackout period. A blackout period, for this purpose, is any of (i) a regular quarterly blackout period when our directors and executive officers are not permitted to trade or (ii) a 30-day period (which we may not invoke more than twice in any 12-month period) if the registration would cause the disclosure of specified types of non-public information. The registration rights provisions contain holdback provisions for us and certain holders of shares in the event of an underwritten offering of common stock having an aggregate value of at least $500 million.

        We also have agreed not to effect any merger, amalgamation, consolidation, business combination or change of control or reorganization event or similar transaction or series of transactions in which we are not the surviving entity (other than solely for cash consideration) unless the surviving entity assumes these registration obligations.

        We have agreed to indemnify and hold harmless each selling shareholder for whom we file a registration statement and such selling shareholder's affiliates and their respective officers, directors, managers, partners, agents and control persons against any losses relating to violations of applicable securities law by us in connection with such registration or offering (except to the extent such violations were caused by such selling shareholder) or untrue statement of a material fact contained in such registration statement, prospectus or preliminary prospectus or free writing prospectus or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Other Provisions

        The shareholders agreement will terminate when none of the shareholder parties thereto hold any shares of common stock. Amendments to the shareholders agreement must be signed by us, if the amendment modifies our rights or obligations, and by specified shareholders party thereto if they own specified amounts of our capital stock or if the amendment would modify their rights or obligations adversely and differently from other holders of the same class or classes of capital stock.

Other Transactions

        Pursuant to our certificate of incorporation and bylaws, we have agreed to indemnify each of our current and former directors and officers, and may additionally indemnify any of our employees, agents or other persons, to the fullest extent permitted by law against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by our directors or officers or those other persons. We have agreed to provide this indemnification for civil, criminal, administrative, arbitrative or investigative proceedings to the fullest extent permitted under the General Corporation Law of the State of Delaware. Thus, our directors and officers could be indemnified for their negligent acts if they met the requirements set forth above. We also are expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees and agents for any liabilities incurred in any such capacity, whether or not we would have the power to indemnify such persons against such liability.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following tables set forth, as of the close of business on March 11, 2019, information known to us regarding the beneficial ownership of:

  •
  Our common stock by:

  •
  each of our directors, each of our named executive officers identified in "Executive Compensation" and all of our directors and executive officers as a group, and

  •
  each person known by us to own beneficially more than 5% of our common stock; and

  •
  Each class of voting securities of KML by each of our directors, each of our named executive officers and all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Based on information provided to us, except as indicated in the footnotes to this table or as provided by applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares indicated. Except as otherwise indicated, the address for each of the following is c/o Kinder Morgan, Inc., 1001 Louisiana Street, Suite 1000, Houston, Texas 77002.

Amount and Nature of Beneficial Ownership of Our Common Stock

        The following table sets forth, as of March 11, 2019, the number of shares of common stock of which the individuals and entities had beneficial ownership.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares	% of Class(a)
Richard D. Kinder(b)	250,374,619	11.06
Steven J. Kean(c)	7,656,130	*
Kimberly A. Dang(d)	2,340,985	*
Ted A. Gardner(e)	496,019	*
Anthony W. Hall, Jr.	47,260	*
Gary L. Hultquist	1,113	*
Ronald L. Kuehn, Jr.(f)	146,006	*
Deborah A. Macdonald(g)	22,828	*
Michael C. Morgan(h)	4,384,518	*
Arthur C. Reichstetter	107,507	*
Fayez Sarofim(i)	38,409,452	1.70
C. Park Shaper(j)	9,561,157	*
William A. Smith(k)	34,168	*
Joel V. Staff(l)	85,315	*
Robert F. Vagt	31,829	*
Perry M. Waughtal(m)	356,636	*
David P. Michels(n)	24,035	*
Dax A. Sanders(o)	253,888	*
John W. Schlosser(p)	34,632	*
Directors and executive officers as a group (24 persons)(q)	315,765,769	13.95
The Vanguard Group(r)	152,265,197	6.73
BlackRock, Inc.(s)	136,557,027	6.03

*
Represents ownership of less than 1%.

(a)
Based on 2,263,609,448 shares of common stock outstanding as of March 11, 2019.

(b)
Includes 61,479 shares owned by Mr. Kinder's wife. Mr. Kinder disclaims any and all beneficial or pecuniary interest in the shares owned by his wife. Also includes 11,812,747 shares held by a limited partnership of which Mr. Kinder controls the voting and disposition power. Mr. Kinder disclaims 99% of any beneficial or pecuniary interest in these shares. Includes 20,000,000 shares held in a margin account and pledged as security for a margin loan utilized by Mr. Kinder solely for the purchase of additional shares of our common stock, 3,288,040 shares of which had been purchased by Mr. Kinder under such arrangement as of March 11, 2019.

(c)
Includes 754,717 restricted shares subject to forfeiture until July 16, 2019. Includes 230,000 shares held by a limited partnership of which Mr. Kean is the sole general partner and two trusts (for which Mr. Kean serves as a trustee and of which family members of Mr. Kean are sole beneficiaries) each own a 49.5% limited partner interest. Mr. Kean disclaims beneficial ownership of the shares held by the limited partnership except to the extent of his pecuniary interest therein. Also includes 102,100 shares owned by a charitable foundation of which Mr. Kean is a member of the board of directors and shares voting and investment power. Mr. Kean disclaims any beneficial ownership in these 102,100 shares. Excludes 904,466 restricted stock units subject to forfeiture and voting restrictions that lapse on July 31, 2021.

(d)
Includes 226,416 restricted shares subject to forfeiture until July 16, 2019. Includes 2,026,048 shares held by a limited partnership of which Ms. Dang controls the voting and disposition power. Ms. Dang disclaims 10% of any beneficial or pecuniary interest in these shares. Excludes 45,579, 76,924 and 113,059 restricted stock units subject to forfeiture and voting restrictions that lapse on July 16, 2019, July 31, 2020 and July 31, 2021, respectively.

(e)
Includes 196,910 shares held by a family limited liability company. Mr. Gardner disclaims 99% of any beneficial ownership of such shares.

(f)
Includes 25,717 shares held by Mr. Kuehn's spouse. Mr. Kuehn disclaims any and all beneficial or pecuniary interest in the shares owned by his spouse.

(g)
Includes 4,632 shares into which 3,000 depositary shares, each representing 1/20th of a share of our 9.75% Series A Mandatory Convertible Preferred Stock, are convertible.

(h)
Includes 3,800,000 shares owned by Portcullis Partners, LP, a private investment partnership. Mr. Morgan is President of Portcullis Partners, LP and has sole voting and dispositive power with respect to such shares. Also includes 565,148 shares owned by trusts for which Mr. Morgan has voting and dispositive power. Also includes 19,370 shares held by Portcullis Investments, LP, a private investment partnership for which Mr. Morgan has sole voting and dispositive power. An aggregate of 1,000,000 shares held by Portcullis Partners, LP are held in either a margin account or an account that serves as collateral for a line of credit.

(i)
Includes 11,550 restricted shares subject to forfeiture until July 15, 2019. Includes 9,116,182 shares held in entities indirectly controlled by Mr. Sarofim over which Mr. Sarofim or entities controlled by him have shared voting and/or dispositive power. Includes 106,343 shares held by Mr. Sarofim's spouse. Mr. Sarofim disclaims any and all beneficial or pecuniary interest in the shares owned by his spouse. Also includes 13,800 shares held by trusts of which Mr. Sarofim is the sole trustee, but in which he has no pecuniary interest.

(j)
Includes 457,784 shares held by a limited partnership of which Mr. Shaper controls the voting and disposition power. Mr. Shaper disclaims 98% of any beneficial or pecuniary interest in these shares. Also includes 7,500,000 shares held by a limited liability company with respect to which Mr. Shaper controls the voting and disposition power.

(k)
Includes 19,581 shares held by Mr. Smith's spouse. Mr. Smith disclaims any and all beneficial or pecuniary interest in the shares held by his spouse.

(l)
Includes 11,550 restricted shares subject to forfeiture until July 15, 2019.

(m)
Includes 59,593 shares held by a family limited partnership, the general partner of which is owned 50% by Mr. Waughtal and 50% by his spouse. Mr. Waughtal disclaims 99.5% of any beneficial or pecuniary interest in the shares held by the family limited partnership.

(n)
Excludes 10,256, 15,385 and 33,918 restricted stock units subject to forfeiture and voting restrictions that lapse on July 19, 2019, July 18, 2020 and July 18, 2021, respectively.

(o)
Includes 2,000 shares owned by Mr. Sanders's spouse. Also includes 1,600 shares held in accounts owned by Mr. Sanders's parents, over which he has a limited power of attorney or is a joint tenant with right of survivorship. Mr. Sanders disclaims beneficial ownership of the securities held in his parent's accounts. Excludes 43,300, 61,539, 84,794 and 84,794 restricted stock units subject to forfeiture and voting restrictions that lapse on July 31, 2019, July 31, 2020, July 31, 2021 and July 31, 2022, respectively. 171,158 shares are pledged by Mr. Sanders as collateral for a line of credit that is undrawn as of the date of this report.

(p)
Excludes 38,743 and 480,498 restricted stock units subject to forfeiture and voting restrictions that lapse on July 31, 2019 and January 31, 2025, respectively.

(q)
See notes (b) through (p). Includes an aggregate of 226,416 restricted shares held by executive officers other than the named executive officers that are subject to forfeiture until July 16, 2019. Excludes an aggregate of 399,032 restricted stock units held by executive officers other than the named executive officers, which restricted stock units are subject to forfeiture and voting restrictions that lapse at various times from July 2019 through January 2023. Also includes 150,711 shares held indirectly, in respect of which shares the executive officers disclaim all or a portion of any beneficial or pecuniary interest.

(r)
Based on a Schedule 13G/A filed with the SEC by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, on February 11, 2019, reflecting beneficial ownership as of December 31, 2018, The Vanguard Group has sole voting power as to 2,618,036 shares of common stock, shared voting power as to 949,733 shares of common stock, sole dispositive power as to 149,128,422 shares of common stock and shared dispositive power as to 3,136,775 shares of common stock.

(s)
Based on a Schedule 13G/A filed with the SEC by BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, on February 6, 2019, reflecting beneficial ownership as of December 31, 2018, BlackRock, Inc. has sole voting power as to 117,438,035 shares of common stock and sole dispositive power as to 136,557,027 shares of common stock.

Amount and Nature of Beneficial Ownership of
KML Voting Shares

        As of March 11, 2019, 34,944,993 restricted voting shares and 81,353,820 special voting shares of KML were outstanding. As of March 11, 2019, none of our directors or executive officers had beneficial ownership of any restricted voting shares or special voting shares of KML.

Equity Compensation Plan Information

        The following table sets forth information regarding our current equity compensation plans as of December 31, 2018. Specifically, the table provides information regarding our common stock issuable under the 2015 Amended and Restated Stock Incentive Plan described under "Executive

Compensation" and the Amended and Restated Stock Compensation Plan for Non-Employee Directors described under "Director Compensation."

Plan Category	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	13,354,773
Equity compensation plans not approved by security holders	—

Total	13,354,773

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16 of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by Commission regulation to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements were met during 2018.

EXECUTIVE OFFICERS

        Set forth below is information concerning our executive officers as of the date of this proxy statement.

        Several of our directors and executive officers previously served as directors and/or officers of one or more of KMI's predecessors. Several of our directors and executive officers also served as directors and/or officers of El Paso Pipeline GP Company, L.L.C., the general partner of EPB, KMGP, the general partner of Kinder Morgan Energy Partners, L.P. ("KMP"), and/or KMR. On November 26, 2014, we acquired all of the outstanding common units of EPB and KMP, and all of the outstanding common shares of KMR, that we and our subsidiaries did not already own.

Name	Age	Position
Richard D. Kinder	74	Director, Executive Chairman
Steven J. Kean	57	Director and Chief Executive Officer
Kimberly A. Dang	49	Director and President
Jesse Arenivas	45	Vice President (President, CO2)
James E. Holland	56	Vice President (President, Products Pipelines)
Catherine C. James	53	Vice President and General Counsel
Thomas A. Martin	57	Vice President (President, Natural Gas Pipelines)
Denise R. Mathews	63	Vice President, Human Resources, Information Technology and Administration
David P. Michels	40	Vice President and Chief Financial Officer
Dax A. Sanders	44	Executive Vice President and Chief Strategy Officer
John W. Schlosser	56	Vice President (President, Terminals)

        For biographical information concerning Messrs. Kinder and Kean and Ms. Dang, please see "Corporate Governance—The Board of Directors" beginning on page 8 of this proxy statement.

        Jesse Arenivas was elected Vice President (President, CO2) of KMI in December 2014. Mr. Arenivas joined Kinder Morgan in 2003 and has served in various financial, accounting, and business development roles, including Vice President of Finance and Accounting for our CO2 business segment. Mr. Arenivas holds a Bachelor of Business Administration in Finance from the University of Texas, Permian Basin and is a Certified Public Accountant in the State of Texas.

        James E. Holland was elected Vice President (President, Products Pipelines) of KMI in July 2017. He served as Vice President of technical services for Kinder Morgan's Products Pipelines group from 2012 to July 2017. Mr. Holland joined Kinder Morgan over 25 years ago and, prior to 2012, held various operations and engineering positions in Kinder Morgan's Products Pipelines group. Mr. Holland holds bachelor's degrees in chemistry and biology from New Mexico State University.

        Catherine C. James was elected Vice President and General Counsel of KMI in February 2019. Previously, Ms. James served as Executive Vice President and General Counsel of Dynegy, Inc. from September 2011 until Vistra acquired Dynegy in April 2018. Ms. James held various key legal roles at NRG Energy, Calpine Corporation, Reliant Energy, The Coastal Corporation and Chevron. She is on the Board of Directors of New Hope Housing, an organization that provides life-stabilizing, affordable, and permanent housing with support services for people who live on limited incomes. She serves on the Board of the Friends of Fondren Library of Rice University and is a member of the Junior League of Houston. Ms. James earned a Bachelor of Arts degree from Smith College and Juris Doctor from the University of Texas School of Law.

        Thomas A. Martin is Vice President (President, Natural Gas Pipelines) of KMI and has served in his current role since 2012. Mr. Martin has served as Vice President (President, Natural Gas Pipelines) of KMGP since November 2009. Mr. Martin served as Vice President (President, Natural Gas Pipelines) of KMR from November 2009 until November 2014. He also served as a director and as Vice President (President, Natural Gas Pipelines) of the general partner of EPB from May 2012 until November 2014. Mr. Martin served as President, Texas Intrastate Pipeline Group from May 2005 until November 2009 and has served in various management roles for the Kinder Morgan companies since 2003. Mr. Martin received a Bachelor of Business Administration degree from Texas A&M University.

        Denise R. Mathews is Vice President, Human Resources, IT and Administration of KMI and was elected to her current role in January 2018. Ms. Mathews served as Vice President, Human Resources of KMI from May 2012 until January 2018. Ms. Mathews has served in various human resources roles for KMI and its predecessor companies since 1979, including as Vice President, Human Resources for El Paso Corporation from 2008 until its acquisition by KMI in 2012. Ms. Mathews holds a Bachelor of Science degree in Business Administration and a Bachelor of Arts degree in French from Birmingham Southern College.

        David P. Michels is Vice President and Chief Financial Officer and has served in this role since April 2018. Mr. Michels previously served as Vice President, Finance and Investor Relations of KMI from March 2013 to April 2018, and as Vice President, Finance from 2012, when he joined Kinder Morgan, to March 2013. Mr. Michels also served as Chief Financial Officer of the general partner of EPB from March 2013 until November 2014. Prior to joining Kinder Morgan, Mr. Michels worked at Barclays and Lehman Brothers in energy investment banking, during which time he provided merger and acquisition as well as capital raising services to public and private energy companies. Previously, he worked at Lukens Energy Group and Enron Corporation. Mr. Michels holds a master's degree from the University of Chicago Booth School of Business and a bachelor's degree in finance from the University of Texas at Austin.

        Dax A. Sanders is Executive Vice President and Chief Strategy Officer of KMI and has served in this role since April 2018. Prior to his current role, he served as Vice President, Corporate Development of KMI since March 2013. He has also served as a director and Chief Financial Officer of KML since April 2017. Mr. Sanders served as Vice President, Corporate Development of KMR from

March 2013 until November 2014 and of the general partner of EPB from March 2013 until January 2015. From 2009 until March 2013, he was a Vice President within Kinder Morgan's Corporate Development group. From 2006 until 2009, Mr. Sanders was Vice President of Finance for Kinder Morgan Canada. Mr. Sanders joined Kinder Morgan in 2000, and from 2000 to 2006 served in various finance and business development roles within the Corporate Development, Investor Relations, Natural Gas Pipelines and Products Pipelines groups, with the exception of a two-year period while he attended business school. Mr. Sanders holds a master's degree in business administration from the Harvard Business School and a master's and a bachelor's degree in accounting from Texas A&M University. He is also a Certified Public Accountant in the State of Texas.

        John W. Schlosser was elected Vice President (President, Terminals) of KMI in December 2014. Mr. Schlosser has served as Vice President (President, Terminals) of KMGP since March 2013. He has also served as President of KML since August 2018 and previously served as President, Terminals of KML since its initial public offering in May 2017. Mr. Schlosser served as Vice President (President, Terminals) of KMR from March 2013 until November 2014. Mr. Schlosser was named Senior Vice President and Chief Commercial Officer of Kinder Morgan's Terminals group in 2010. He previously served as Vice President of Sales and Business Development for Kinder Morgan's Terminals group since he joined Kinder Morgan in 2001 in connection with Kinder Morgan's purchase of the U.S. pipeline and terminal assets of the GATX Corporation, where he served as Vice President of Sales. Mr. Schlosser has more than 30 years of experience in commodity transportation and logistics, business development and sales, sales management and operations. Mr. Schlosser holds a Bachelor of Science degree from Miami University, Oxford, Ohio.

EXECUTIVE COMPENSATION

Overview

        The following Compensation Discussion and Analysis describes the compensation of our executive officers, with a focus on the compensation of Mr. Kean, our Chief Executive Officer, Mr. Michels, our Chief Financial Officer since April 2018, Ms. Dang and Messrs. Sanders and Schlosser, our three most highly compensated executive officers (other than our Chief Executive Officer and our Chief Financial Officer) serving at the end of the fiscal year ended December 31, 2018, whom we refer to collectively as our "named executive officers."

        Ms. Lisa Shorb served as our Vice President, HR, IT and Administration until January 2018, when she resigned as an officer of KMI in order to serve as Chief Administrative Officer of KML. While serving as an officer of KML, Ms. Shorb remained an employee of KMI with compensation governed by the KMI plans described in this Compensation Discussion and Analysis.

Compensation Discussion and Analysis

Program Objectives

        We seek to attract and retain executives who will help us achieve our primary business strategy objective of growing the value of our portfolio of businesses for the benefit of our stockholders. To help accomplish this goal, we have designed an executive compensation program that rewards individuals with competitive compensation that consists of a mix of cash, long-term compensation and other benefits, with a majority of such compensation consisting of at-risk elements of an annual cash bonus and long-term incentive compensation.

        We believe that an effective executive compensation program should link total compensation to our financial performance and to the attainment of our short-term and long-term strategic, operational, and financial objectives. We believe operational objectives should take into account adherence to and promotion of our Code of Business Conduct and Ethics and our Environmental, Health and Safety

policies. We also believe it should provide competitive total compensation opportunities at a reasonable cost. In designing our executive compensation program, we believe that our executives should have a much greater portion of their overall compensation at risk and linked to long-term shareholder value than do our other employees. Consequently, we believe we have established the at-risk and long-term incentive portions of our executives' total compensation at levels that recognize their much increased level of responsibility and their ability to influence business results.

        In addition, we believe that the compensation of our executive officers should be directly and materially tied to our financial performance and should be aligned with the interests of our stockholders. Therefore, the majority of the compensation of our named executive officers is allocated to the at-risk portion of our compensation program—namely, a possible annual cash bonus (except for Mr. Kean, as discussed below) and long-term incentive restricted stock awards in the form of either restricted stock or restricted stock units.

        In 2012, our Board determined to hold an advisory vote on the compensation of our named executive officers every three years. At our 2015 and 2018 annual meetings, our stockholders overwhelmingly voted to approve (with approval rates of 98% and 96%, respectively), on an advisory basis, the compensation of our then-named executive officers. We believe that this high level of support affirmed our compensation policies and practices. In July 2018, consistent with the plurality of stockholders' advisory votes at our 2018 annual meeting, our Board determined to hold an advisory vote on the compensation of KMI's named executive officers annually until 2024, when the next stockholder vote on the frequency of say-on-pay votes is required under Section 14A of the Securities Exchange Act of 1934, as amended, or until our Board otherwise determines that a different frequency for such votes is in the best interests of KMI's stockholders.

        Currently, our compensation is determined without the use of compensation consultants. Instead, we keep abreast of current trends, developments and emerging issues in executive compensation and annually compare our executive compensation components with market information consisting of proxy data and third-party surveys in which we participate. In 2016, we developed a compensation peer group from the energy industry evaluated using companies that most closely reflect our profile in terms of revenues, assets, and market value, as well as competition for executive-level talent. This information is compiled using the Equilar Insight executive compensation benchmarking software platform. The purpose of this comparison is to ensure that our total compensation package operates effectively, remains both reasonable and competitive within the energy industry, and is generally comparable to the compensation offered by companies of similar size and scope to ours. The following companies are included in our peer group:

Anadarko Petroleum Corp	Energy Transfer Equity(a)	Plains All American Pipeline LP
CenterPoint Energy, Inc.	Enterprise Products Partners LP	Sempra Energy
ConocoPhillips Company	EOG Resources, Inc.	Southern Company
Dominion Energy Inc.	NiSource Inc.	Targa Resources Corp.(a)
Duke Energy Corporation	Occidental Petroleum Corporation	TransCanada Corporation
Enbridge Inc.	ONEOK, Inc.	The Williams Companies, Inc.

(a)
Includes affiliated entities

        We have endeavored to design our executive compensation program and practices with appropriate consideration of all tax, accounting, legal and regulatory requirements. Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation for executive officers to $1 million of compensation per year; however, if specified performance-based conditions are met, certain compensation may be excluded from consideration of the $1 million limit (prior to the passage of the Tax Cuts and Jobs Act of 2017). The Tax Cuts and Jobs Act of 2017 amended Section 162(m) to eliminate the exemption for performance-based compensation (other than with respect to payments made pursuant to certain arrangements entered into prior to November 2, 2017 that will be "grandfathered") and to expand the group of current and former executive officers who may be covered by the deduction limit under Section 162(m). While our shareholder-approved incentive plans were previously structured to provide that certain awards could be made in a manner intended to qualify for the performance-based compensation exemption, that exemption will no longer be available for tax years after 2017 (other than with respect to certain "grandfathered" arrangements as noted above).

Compensation Designed to Reward Performance

        Our executive compensation program is designed to reward individuals for advancing our business strategies and the interests of our investors and other stakeholders, and to incentivize compliance with our Code of Business Conduct and Ethics and our Environmental, Health and Safety policies. Each executive is held accountable for upholding and complying with company guidelines, which require the individual to maintain a discrimination-free workplace, to comply with the law, and to maintain high standards of operating safety and environmental protection. In addition, cash and equity incentive compensation paid to our executive officers is subject to a clawback policy providing that such compensation may, under certain circumstances, be recovered by us in the event of a restatement of our financial results. See "Corporate Governance—Recent Corporate Governance Changes."

        We believe that the most effective means of aligning management's interests with those of our investors and other stakeholders is to emphasize incentive-based compensation rather than fixed compensation such as base salary and perquisites. We provide no executive perquisites, supplemental executive retirement, non-qualified supplemental defined benefit/contribution, deferred compensation or split-dollar life insurance programs to our executive officers. We have no executive company cars or executive car allowances nor do we pay for financial planning services. Additionally, we do not own any corporate aircraft, and we do not pay for executives to fly first class. We do not have employment agreements or special severance arrangements with our executive officers. Our executive officers are eligible for severance under the same plan as our other non-union, U.S.-based employees.

        At his request, Mr. Kean receives a base salary of $1 per year and no annual cash bonus. Accordingly, his compensation consists primarily of long-term incentive restricted stock awards and related dividend equivalent payments. Mr. Kean reimburses us for health care premiums paid on his behalf. In addition, Mr. Kinder, who as Executive Chairman is no longer a named executive officer, continues to receive total compensation of a base salary of $1 per year at his request. Mr. Kinder also reimburses us for health care premiums paid on his behalf.

Elements of Compensation

        Our 2018 executive compensation program was principally composed of four elements: (i) a base salary, (ii) a possible annual cash bonus, (iii) long-term incentive equity awards, and (iv) dividend equivalents on long-term incentive equity awards.

        The Compensation Committee reviews and approves annually our financial goals and objectives that are relevant to the compensation of our named executive officers. In 2018, the Compensation Committee solicited information from Mr. Kinder and Ms. Mathews regarding the performance of Mr. Kean. In addition, the Compensation Committee solicited information from Messrs. Kinder and Kean and Ms. Mathews regarding the performance of Ms. Dang. Similarly, the Compensation Committee solicited information from Messrs. Kinder and Kean, Ms. Mathews and Ms. Dang with respect to the performance of our other named executive officers. The Compensation Committee also obtained information from Ms. Mathews with respect to compensation for comparable positions of responsibility at our peer companies. All of this information was taken into account by the Compensation Committee, which made final determinations regarding compensation of our named executive officers other than our Chief Executive Officer, whose compensation was approved by our independent directors. No named executive officer reviewed his or her own performance or approved his or her own compensation.

Base Salary

        Base salary is paid in cash. In determining executive base salaries, we seek to provide reasonable and competitive fixed compensation while also retaining our overall emphasis on incentive-based compensation. The Compensation Committee maintained an annual base salary cap for our executive officers of $400,000 from 2013 until July 2018, when it was increased to $500,000. For 2018, the highest base salary for an executive officer was $400,000 and, for 2019, the highest base salary for an executive officer is $425,000. In addition, as noted above, our Chief Executive Officer receives an annual base salary of $1, as does our Executive Chairman, Mr. Richard D. Kinder.

Possible Annual Cash Bonus (Non-Equity Cash Incentive)

        In January 2015, the Board adopted an Amended and Restated Annual Incentive Plan (referred to as the "Annual Incentive Plan"), and our stockholders approved the plan at our 2015 annual meeting. The overall purpose of the Annual Incentive Plan is to foster our executive officers' and our employees' personal stake in the continued success of our company through the possible payment of annual cash bonuses that are dependent on individual and company performance. Our Annual Incentive Plan was amended in January 2017 to provide for the clawback of cash compensation received under the Annual Incentive Plan to the extent required by our executive compensation clawback policy, as discussed above.

        The Annual Incentive Plan consists of two components: the executive plan component and the non-executive plan component. All employees of KMI and its subsidiaries are eligible to participate in the Annual Incentive Plan (except for (i) our employees in Canada, who are subject to a separate Canadian annual incentive program and (ii) employees covered by collective bargaining agreements, whose participation will be governed by the terms of the collective bargaining agreement or initial terms and conditions of employment). Our Chief Executive Officer and all other executive officers are eligible for the executive plan component, although Mr. Kean has elected not to participate. All other eligible employees in the U.S. may participate in the non-executive plan component.

        Under the Annual Incentive Plan, a pool of bonus dollars is budgeted at the beginning of each year for annual cash bonuses that may be paid to our executive officers and other employees, depending on the extent to which we meet certain financial performance objectives. The Compensation Committee then establishes the final bonus pool based primarily on the extent to which the financial performance objectives are met. The Compensation Committee may also adjust the budgeted pool of bonus dollars upward or downward based on our overall performance in other areas, including safety and environmental goals, regulatory compliance and additional financial measures.

        At or before the start of each calendar year, our Compensation Committee establishes financial performance objectives based on one or more of the criteria set forth in the Annual Incentive Plan. In addition, the Compensation Committee sets the bonus opportunities available to each executive officer. The maximum payout to any individual under the Annual Incentive Plan for any year is $3 million. The Compensation Committee may reduce the amount of the bonus actually paid to any executive officer from the amount of any bonus opportunity available to such executive officer. Because payments under the Annual Incentive Plan for our executive officers are determined by comparing actual performance to the performance objectives established each year, it is not possible to accurately predict amounts that will actually be paid under the executive portion of the Annual Incentive Plan over the life of the plan.

        For 2018, the Compensation Committee set a target of distributable cash flow (DCF) of $2.05 per common share as the financial performance objective under both the executive plan component and the non-executive plan component and approved the following additional objectives that could potentially increase or decrease the budgeted bonus pool for 2018: (a) our environmental, health, and safety performance, including (i) beating industry average incident rates; (ii) improving incident rates compared to our previous three-year averages; and (iii) experiencing no significant incidents in our operations or expansions, and (b) a target consolidated leverage ratio, which we measure as the ratio of Adjusted Net Debt-to-Adjusted EBITDA, of 5.1x.

        DCF, DCF per common share, Adjusted Net Debt and Adjusted EBITDA are non-GAAP measures. Please see "Non-GAAP Financial Measures" beginning on page 39 of this proxy statement for a discussion of (i) DCF and DCF per common share, along with a reconciliation of DCF to net income attributable to common stockholders, the GAAP financial measure most directly comparable to distributable cash flow, for the year ended December 31, 2018, (ii) Adjusted Net Debt, along with a reconciliation to its most directly comparable GAAP financial measure, debt net of cash and cash equivalents and (iii) Adjusted EBITDA, along with a reconciliation to its most directly comparable GAAP financial measure, net income.

        The table under "Grants of Plan-Based Awards" below sets forth the threshold, target and maximum payout opportunities for each named executive officer. The Compensation Committee has never awarded the maximum bonus opportunity to a current named executive officer.

        For 2018, we finished the year exceeding our DCF goal of $2.05 per common share by $0.07 and our consolidated leverage ratio was 4.51x, significantly lower than the target of 5.1x.

        Our Compensation Committee approved funding of approximately 101% of the total 2018 budgeted cash bonus pool under the Annual Incentive Plan, with the named executive officers receiving on average approximately 96.8% of their budgeted bonus opportunities. The budgeted bonus opportunities are based on the market data discussed under "—Program Objectives" above. The approved funding level includes any premium pay calculations for bonus awards paid to non-exempt employees.

        The 2018 bonuses for our named executive officers were based primarily on the extent to which the financial and non-financial goals were met. The Compensation Committee considered, among other factors, that DCF results exceeded the DCF goal by $0.07 and that we ended the fiscal year with a leverage ratio of 4.51x, significantly lower than the target of 5.1x. The Compensation Committee also considered, qualitatively, how well each executive officer performed his or her duties during the year. Information was solicited from relevant members of senior management regarding the performance of our named executive officers, and determinations and recommendations were made at the regularly scheduled first quarter Board and Compensation Committee meetings held in January 2019. Other factors considered by the Compensation Committee included market data about compensation of comparable positions of responsibility at our peer companies, derived from the proxy data and the third-party compensation surveys referred to above. With respect to using these other factors in assessing performance, the Compensation Committee did not find it practicable to, and did not, use a "score card" or quantify or assign relative weight to the specific criteria considered. Specific aspects of an individual's performance, other than the overall financial and other objectives discussed above, were not identified in advance. Rather, adjustments were based on the Compensation Committee's judgment and input from Mr. Kinder, Mr. Kean, Ms. Dang and Ms. Mathews, giving consideration to the totality of the record presented, including the individual's performance and the magnitude of any other positive or negative factors.

        For a discussion of effects under the Annual Incentive Plan of death, disability, retirement, termination of employment or a change in control of the company, please read "Potential Payments upon Death, Disability, Termination or a Change in Control."

Long-Term Incentive Compensation

        We believe that significant long-term incentive compensation in the form of equity awards as part of total executive compensation is an effective means of attracting and retaining executive talent while also aligning executives' interests with stockholders' interests. We typically grant long-term incentive equity awards to executives each year in the form of restricted stock or restricted stock units subject to a three-year cliff-vesting period. Our named executive officers who received restricted stock awards receive dividend equivalents on their restricted stock awards.

        In certain circumstances, we will grant restricted stock or restricted stock unit awards with vesting periods longer than three years. For example, in 2013, in connection with a significant leadership transition, the Compensation Committee granted long-term incentive compensation awards to Ms. Dang and Messrs. Kean, Sanders and Schlosser in the form of restricted stock, subject to a six-year cliff-vesting period for Ms. Dang and Mr. Kean, a five-year cliff-vesting period for Mr. Sanders and a 5.625-year cliff-vesting period for Mr. Schlosser. In connection with his 2013 grant of restricted stock, Mr. Kean forfeited participation in the Annual Incentive Plan and decreased his annual base salary to $1 per year. These 2013 grants either have vested or will vest in 2019.

        Messrs. Kean and Schlosser were granted a three-year and six and a half-year (respectively) cliff-vesting performance-based restricted stock unit award in July 2018. Mr. Sanders was granted a three-year and a four-year cliff-vesting performance-based restricted stock unit award in July 2018. Messrs. Kean and Schlosser are not expected to receive any additional incentive equity grants until the years in which their grants have vested.

        Our long-term incentive equity awards granted prior to January 2015 were issued under and are subject to our 2011 Amended and Restated Stock Incentive Plan (referred to as the 2011 Plan), and awards granted in or after January 2015 are subject to the terms of our 2015 Amended and Restated Stock Incentive Plan (referred to as the 2015 Plan). The 2015 Plan provides for clawback of equity compensation received under the 2015 Plan to the extent required under our executive compensation clawback policy. The minimum vesting period for awards under the 2015 Plan is 36 months, subject to a 5% exception to allow for shorter vesting periods in certain circumstances.

        For a discussion of effects under the 2011 Plan and the 2015 Plan of death, disability, termination of employment or a change in control of the company, please see "Potential Payments upon Death, Disability, Termination or a Change in Control."

Other Compensation

        Kinder Morgan Savings Plan.    The Kinder Morgan Savings Plan is a defined contribution 401(k) plan. The plan permits eligible employees of KMI, including our named executive officers, to contribute between 1% and 50% of eligible base compensation and overtime, subject to limits established by the Internal Revenue Service, on a pre-tax or Roth 401(k) basis, into participant accounts. In addition, we contribute 5% of eligible base compensation, subject to limits established by the Internal Revenue Service, into participant accounts for most employees of KMI, including our named executive officers.

        Kinder Morgan Retirement Plans.    Employees of KMI, including our named executive officers, are also eligible to participate, as applicable, in Kinder Morgan Retirement Plan A or Kinder Morgan Retirement Plan B, which are cash balance pension plans and we refer to as the "Cash Balance Retirement Plans." Employees accrue benefits through a Personal Retirement Account (PRA) in the Cash Balance Retirement Plans. We allocate contribution credits of 4% or 5% of eligible base compensation, subject to limits established by the Internal Revenue Service, every pay period to participants' PRAs based on age and years of eligible service as of December 31 of the prior year. Interest is credited to each PRA at the 5-year U.S. Treasury bond rate published in the Internal Revenue Bulletin for November of the prior year, plus 0.25%. Employees become 100% vested in the Cash Balance Retirement Plans after three years and may take a lump sum distribution upon termination of employment or retirement.

        The following table sets forth the estimated actuarial present value of each named executive officer's accumulated pension benefit as of December 31, 2018, under the Cash Balance Retirement Plans. The benefits were computed using the same assumptions used for financial statement reporting purposes, assuming current remuneration levels without any salary projection, and assuming participation until normal retirement at age 65. These benefits are subject to federal and state income taxes, where applicable, but are not subject to deduction for social security or other offset amounts.

	Cash Balance Retirement Plans Pension Benefits
Name	Current Credited Years of Service	Present Value of Accumulated Benefit ($)	Payments Made During Last Fiscal Year
Steven J. Kean	17	85,440	—
Kimberly A. Dang	17	114,599	—
David P. Michels	7	40,796	—
Dax A. Sanders	18	87,221	—
John W. Schlosser	18	146,082	—

Potential Payments upon Death, Disability, Termination or a Change in Control

        Our named executive officers are entitled to certain benefits in the events of death, disability, termination of employment or a change in control of the company. The plans and circumstances triggering such benefits are described below.

Annual Incentive Plan

        The Annual Incentive Plan provides the Compensation Committee with discretion to take action that it deems appropriate with respect to outstanding awards upon a "Change in Control," which is defined as: (i) the acquisition of securities representing 20% or more of our outstanding shares of common stock or voting power of our securities by any person other than Richard D. Kinder; (ii) a reorganization, merger or consolidation, or sale of all or substantially all of our assets, unless following such transaction (a) 50% or more of our outstanding shares of common stock and voting power (or the outstanding securities and voting power of the entity resulting from such transaction) is beneficially owned by substantially all of the persons who held such securities prior to such transaction, (b) no person, other than Mr. Kinder, one of our benefit plans or a person who beneficially owned 20% or more of our outstanding shares of common stock and voting power prior to such transaction, beneficially owns 20% or more of our outstanding shares of common stock and voting power, and (c) at least a majority of our Board (or the governing body of the entity resulting from such transaction) were members of our "Incumbent Board" at the time of the initial agreement or initial action by our Board providing for such reorganization, merger, consolidation, sale or transaction; (iii) the "Incumbent Board" ceases to constitute at least a majority of the Board then in office; or (iv) approval by our stockholders of a plan of liquidation for us. "Incumbent Board" means the individuals who, as of the effective date of the proposed 2015 Annual Incentive Plan, constituted our Board, including any individual becoming a director after such date whose election by our Board or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board, and excluding any director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our Board, or any agreement intended to avoid or settle the results of any such actual or threatened solicitation.

        If, in connection with a Change in Control, Mr. Kinder is no longer Chairman of our Board, then:

  •
  each participant under the executive component of the Annual Incentive Plan will be deemed to have earned 100% of the bonus opportunity available to him or her, unless the Compensation Committee has previously determined that the participant should receive a greater or lesser percentage of the bonus opportunity;

  •
  each participant under the non-executive component of the Annual Incentive Plan will receive an award equal to the award most recently paid to such participant under the plan or any prior plan, or an award equal to the average award paid to a similarly situated participant under the plan if no award was previously paid to the participant; and

  •
  the awards to executive and non-executive participants will be paid in a cash lump sum within 30 days after the change in control; provided, however, that the participant must be employed by the company or an affiliate on the date of the Change in Control to receive an award as described above.

        If a participant ceases to be employed by the company or a subsidiary prior to the date the award is distributed, other than in the case of participant's death as described below, the participant will forfeit all rights to the award. Notwithstanding the foregoing, in the case of participant's death on or after January 1 of the calendar year following the end of a performance year but before distribution of an award, the award shall be distributed to the participant's estate.

Kinder Morgan Severance Plan

        All of our executive officers are eligible for severance payments under the Kinder Morgan Severance Plan (which is available to all regular full time U.S.-based employees not covered by a bargaining agreement), which caps severance payments at an amount equal to six months of annual base salary.

        The following table lists the potential payments to our named executive officers under the Kinder Morgan Severance Plan upon termination without cause. The table assumes the triggering event for the payments or provision of benefits occurred on December 31, 2018.

Name	Termination Payment ($)
Steven J. Kean(a)	—
Kimberly A. Dang(b)	200,000
David P. Michels(b)	175,000
Dax A. Sanders(b)	200,000
John W. Schlosser(b)	200,000

(a)
Because the severance formula is based on the annual base salary, Mr. Kean's benefits calculate to less than $1 (the cap under the plan is 26 weeks of base pay).

(b)
Payment equals cap calculation under the plan of 26 weeks of annual base salary.

Restricted Stock Awards

        Our named executive officers who received restricted stock awards under the 2011 Plan are entitled to accelerated vesting in certain termination or change-in-control circumstances under the award agreements governing their grants. The award agreements provide for accelerated vesting upon (i) a "Change in Control" or (ii) termination of the employee's employment by reason of (a) death, (b) disability that results in us determining that the employee cannot perform the essential functions of his or her job, with or without a reasonable accommodation, (c) an involuntary termination by us due to a reorganization or reduction in force for which the employee would be eligible for pay under the Kinder Morgan Severance Plan, or (d) the sale of the company or the sale, transfer or discontinuation of any part of the operations or any of our business units. The award agreements also provide for pro-rata vesting upon retirement at age 62 or older, subject to attainment of a performance goal (payment of a dividend equal to at least 90% of the dividend paid in the same quarter of the preceding year) in the quarter following the quarter in which the retirement occurs.

        The definition of "Change in Control" in the 2015 Plan is the same as that in the Annual Incentive Plan described above under "Annual Incentive Plan." To the extent an event would not constitute a Change in Control under the definition included in the 2011 Plan but would constitute a Change in Control under the 2015 Plan, the definition included in 2015 Plan shall apply to awards granted prior to the effective date of the 2015 Plan. Thus, the restricted stock grants under the 2011 Plan are also entitled to accelerated vesting upon a Change in Control as defined in the 2015 Plan.

        The following table lists the potential accelerated value of our named executive officers' restricted stock awards upon death, disability or termination without cause. The table assumes the triggering event for the payments or provision of benefits occurred on December 31, 2018.

Name	Termination Payment ($)(a)
Steven J. Kean(b)	25,518,235
Kimberly A. Dang(b)	7,105,222
David P. Michels(b)	916,017
Dax A. Sanders(b)	4,220,687
John W. Schlosser(b)	10,307,445

(a)
Calculation equals the number of shares underlying the unvested restricted stock award, multiplied by $15.38, the closing price of our common stock on December 31, 2018.

(b)
Messrs. Kean, Michels, Sanders and Schlosser and Ms. Dang received 2018 restricted stock unit awards.

Kinder Morgan Savings Plan and Cash Balance Retirement Plans

        The following table reflects the benefits payable from the Kinder Morgan Savings Plan and the Cash Balance Retirement Plans in the event of death or termination of employment, assuming the triggering event occurred on December 31, 2018. In the event of termination or death, the named executive officer or his or her beneficiary would be entitled to his or her vested benefits under the plans. The following table assumes the named executive officer or his or her beneficiary would make an election to commence the benefit on January 1, 2019.

Name	Savings Plan Benefit ($)	Cash Balance Retirement Plans Lump Sum ($)
Steven J. Kean	392,086	99,474
Kimberly A. Dang	754,363	162,234
David P. Michels	347,648	70,058
Dax A. Sanders	611,313	137,645
John W. Schlosser	576,013	177,629

Other Potential Post-Employment Benefits

        In addition to the amounts described above, each named executive officer would receive payments for amounts of base salary and vacation time accrued through the date of termination and payment for any reimbursable business expenses incurred prior to the date of termination.

Non-GAAP Financial Measures

        The non-GAAP financial measures of distributable cash flow (DCF), both in the aggregate and per share, Adjusted EBITDA, Adjusted Net Debt and the consolidated leverage ratio are presented in this proxy statement.

        Our non-GAAP measures described below have important limitations as analytical tools and should not be considered alternatives to GAAP net income or other GAAP measures. Our non-GAAP measures may differ from similarly titled measures used by others. You should not consider these non-GAAP measures in isolation or as substitutes for an analysis of our results as reported under GAAP. DCF should not be used as an alternative to net cash provided by operating activities computed under GAAP. Management compensates for the limitations of these non-GAAP measures by reviewing our comparable GAAP measures, understanding the differences between the measures and taking this information into account in its analysis and its decision making processes. Reconciliations of these Non-GAAP financial measures to their most directly comparable GAAP financial measures for 2018 are included below.

        Certain Items, as used to calculate our non-GAAP measures, are items that are required by GAAP to be reflected in net income, but typically either (1) do not have a cash impact (for example, asset impairments), or (2) by their nature are separately identifiable from our normal business operations and in our view are likely to occur only sporadically (for example, certain legal settlements, enactment of new tax legislation and casualty losses).

        DCF is calculated by adjusting net income available to common stockholders before Certain Items for depreciation, depletion and amortization, or "DD&A," total book and cash taxes, sustaining capital expenditures and other items. DCF is a significant performance measure useful to management and external users of our financial statements in evaluating our performance and measuring and estimating the ability of our assets to generate cash earnings after servicing our debt and preferred stock dividends, paying cash taxes and expending sustaining capital, that could be used for discretionary purposes such as common stock dividends, stock repurchases, retirement of debt, or expansion capital expenditures. We believe the GAAP measure most directly comparable to DCF is net income available to common stockholders. DCF per common share is DCF divided by average outstanding common shares, including restricted stock awards that participate in dividends.

        Adjusted EBITDA is calculated by adjusting net income before interest expense, taxes, and DD&A (EBITDA) for Certain Items, net income attributable to noncontrolling interests further adjusted for KML noncontrolling interests, and KMI's share of certain equity investees' DD&A (net of consolidating joint venture partners' share of DD&A) and book taxes, which are specifically identified in the footnotes to the accompanying tables. Adjusted EBITDA is useful to management and external users to evaluate our leverage, both as an independent measure and in conjunction with Adjusted Net Debt. We believe the GAAP measure most directly comparable to Adjusted EBITDA is net income.

        Adjusted Net Debt—Adjusted Net Debt is calculated by subtracting from debt (excluding debt fair value adjustments) (i) cash and cash equivalents, (ii) the preferred interest in the general partner of Kinder Morgan Energy Partners L.P., (iii) the foreign exchange impact on Euro-denominated bonds for which we have entered into currency swaps to arrive at net debt, which is then further increased by (iv) 50% of the outstanding KML preferred equity and (v) for 2018, the amount of cash distributed to KML restricted voting shareholders as a return of capital on January 3, 2018, and for 2018, decreased by (vi) the gain realized on settlement of net investment hedges of our foreign currency risk with respect to our share of the KML return of capital on January 3, 2018. Adjusted Net Debt is useful to management and external users to evaluate our leverage, both as an independent measure and in conjunction with Adjusted EBITDA. We believe the most comparable measure to Adjusted Net Debt is debt net of cash and cash equivalents.

        Consolidated leverage ratio is calculated by dividing Adjusted Net Debt by Adjusted EBITDA. This non-GAAP measure, also referred to as "Adjusted Net Debt to Adjusted EBITDA," is expressed herein and in the following table as a multiple of Adjusted Net Debt to Adjusted EBITDA. Management believes this measure is useful to investors and other users of our financial information in evaluating our leverage.

        JV DD&A is calculated as (i) KMI's share of DD&A from unconsolidated joint ventures, reduced by (ii) our partners' share of DD&A from joint ventures ("JVs") consolidated by KMI.

        JV Sustaining Capex is calculated as KMI's share of sustaining capex made by joint ventures (both unconsolidated joint ventures and joint ventures consolidated by KMI).

        KMI GAAP to Non-GAAP Measure Reconciliations ($ and shares in millions, except per share amount)

Reconciliation of DCF	Year Ended 12/31/18	Reconciliation of Adjusted EBITDA	Year Ended 12/31/18
Net income available to common stockholders	$1,481	Net income	$1,919
Total Certain Items	501	Total Certain Items	501
DD&A	2,392	Noncontrolling interests' portion of Certain Items	(240)
JV DD&A(a)	360	Noncontrolling interests(g)	(12)
Total book taxes(b)	710	DD&A	2,392
Cash taxes(c)	(77)	JV DD&A(h)	390
Sustaining capex(d)	(652)	Book taxes(d)(i)	727
Other(e)	15	Interest, net, before Certain Items	1,891

Distributable Cash Flow (DCF)	$4,730	Adjusted EBITDA	$7,568

Divided by:
Weighted average common shares outstanding for dividends(f)	2,228	Consolidated Leverage Ratio

DCF per common share	$2.12	Adjusted Net Debt	$34,151

		Divided by: Adjusted EBITDA	$7,568

		Consolidated Leverage Ratio	4.5x

Certain Items	Year Ended 12/31/18	Reconciliations of Net Debt and Adjusted Net Debt	Year Ended 12/31/18
Fair value amortization	$(34)	Outstanding long-term debt(j)	$33,105
Legal and environmental reserves	63	Current portion of debt	3,388
Change in fair market value of derivative contracts	80	Foreign exchange impact on hedges for Euro debt outstanding	(76)
Losses on impairments and divestitures, net	317	Less: cash and cash equivalents	(3,280)

Hurricane damage	(24)	Net Debt	33,137
Refund/reserve adjustment of taxes, other than income taxes	(51)	50% of KML preferred equity	215
Noncontrolling interests' portion of Certain Items	240	KML distribution to its restricted voting shareholders	890
Other	4	Foreign exch. gain on hedge on our share of TMPL sale proceeds	(91)

Subtotal	595	Adjusted Net Debt	$34,151

Book tax Certain Items	(58)
Impact of 2017 Tax Cuts and Jobs Act	(36)

Total Certain Items	$501

(a)
Reduced by the noncontrolling interests' portion of KML DD&A of $(30) million.

(b)
Includes KMI share of unconsolidated C corp JVs book taxes, net of the noncontrolling interests' portion of KML book taxes of $65 million, and excludes book tax certain items of $58 million.

(c)
Includes cash taxes for our share of unconsolidated C corp JVs (Citrus, Plantation, NGPL), Texas margin tax and other state income taxes.

(d)
Includes JV Sustaining Capex of $105 million. Excludes the noncontrolling interests' portion of KML sustaining capital expenditures.

(e)
Primarily non-cash compensation associated with our restricted stock program, partially offset by pension and retiree medical contributions.

(f)
Includes restricted stock awards that participate in common share dividends.

(g)
Before Certain Items. Represents third-party share of consolidated JVs excluding KML noncontrolling interests of $(58) million.

(h)
JV DD&A is not reduced by the noncontrolling interests' portion of KML DD&A of $(30) million.

(i)
Total book taxes plus noncontrolling interests' portion of KML book taxes of $17 million.

(j)
Excludes Kinder Morgan G.P. Inc.'s $100 million preferred stock due 2057 and debt fair value adjustments.

Summary Compensation Table

        The following table shows total compensation paid or otherwise awarded by us to our named executive officers for services rendered during the years ended December 31, 2018, 2017 and 2016, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Stock Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value ($)(d)	All Other Compensation ($)(e)	Total ($)
Steven J. Kean(f)	2018	1	—	16,000,004	—	—	908,956	16,908,961
Chief Executive Officer	2017	1	—	—	—	4,666	377,359	382,026
	2016	1	—	—	—	4,691	283,019	287,711
Kimberly A. Dang	2018	400,000	200,000	2,000,014	1,250,000	2,285	311,940	4,164,239
President	2017	398,077	—	1,500,018	1,150,000	18,240	168,729	3,235,064
	2016	375,000	—	1,000,003	1,100,000	16,205	139,113	2,630,321
David P. Michels(g) Vice President and Chief Financial Officer	2018	328,556	75,000	600,009	450,000	1,799	47,317	1,502,681
Dax A. Sanders(f)	2018	400,000	275,000	3,000,012	725,000	296	178,034	4,578,342
Executive Vice President	2017	398,077	—	1,200,011	625,000	16,512	81,981	2,321,581
and Chief Strategy Officer	2016	375,000	—	950,002	625,000	14,271	56,362	2,020,635
John W. Schlosser(f)(g) President-Terminals	2018	400,000	25,000	8,500,010	485,000	8,392	343,472	9,761,874

(a)
For 2018, represents bonuses paid to Ms. Dang, and Messrs. Michels, Sanders and Schlosser in recognition of their significant contributions to the closing of the sale of the Trans Mountain Pipeline System.

(b)
See "Long-Term Incentive Compensation" for discussion of vesting periods for restricted stock awards to our named executive officers. Amounts reflect the grant date fair value of restricted stock awards granted to our named executive officers computed in accordance with FASB Codification Topic 718, "Compensation—Stock Compensation."

(c)
Represents amounts paid under the Annual Incentive Plan as then in effect. Amounts were earned in the fiscal year indicated but were paid in the next fiscal year.

(d)
Represents the 2018, 2017 and 2016, as applicable, change in the actuarial present value of accumulated defined pension benefit (including unvested benefits) under our Cash Balance Retirement Plans. Mr. Kean had a $(787) change in pension value in 2018.

(e)
2018 amounts are detailed in the table below:

Name	Company Contributions to the KMI Savings Plan ($)	Dividend Equivalents Paid on Unvested Restricted Stock ($)	Total ($)
Steven J. Kean	—	908,956	908,956
Kimberly A. Dang	13,750	298,190	311,940
David P. Michels	13,750	33,567	47,317
Dax A. Sanders	13,750	164,284	178,034
John W. Schlosser	13,750	329,722	343,472
(f)
A portion of Messrs. Kean's, Sanders' and Schlosser's compensation is allocated to duties performed on behalf of KML, and KML reimburses us for such allocated amounts.

(g)
Messrs. Michels and Schlosser were not named executive officers in 2016 or 2017.

Grants of Plan-Based Awards

        The following supplemental compensation table provides details on the value of plan-based incentive awards granted to our named executive officers during 2018, which consisted solely of awards under the Annual Incentive Plan. The table includes awards made during or for 2018. The information in the table under the caption "Estimated Possible Payouts Under Non-Equity Annual Incentive Plan Awards" represents the threshold, target and maximum amounts payable under the Annual Incentive Plan for performance in 2018. Amounts actually paid under that plan for 2018 are set forth in the Summary Compensation Table under the caption "Non-Equity Incentive Plan Compensation."

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(a)				Stock Awards: Number of Restricted Stock Units
							Grant Date Fair Value of Restricted Stock Units
Name	Grant Date	Threshold		Target	Maximum
		($)(b)	($)(c)	($)(d)	($)(e)	(f)	($)(g)
Steven J. Kean(h)
Annual Incentive Plan	N/A	—	—	—	—
Restricted Stock Units	7/17/2018					904,466	16,000,004
Kimberly A. Dang
Annual Incentive Plan	N/A	0 - 499,999	500,000	1,000,000	1,500,000
Restricted Stock Units	7/17/2018					113,059	2,000,014
David P. Michels
Annual Incentive Plan	N/A	0 - 499,999	500,000	1,000,000	1,500,000
Restricted Stock Units	7/17/2018					33,918	600,009
Dax A. Sanders
Annual Incentive Plan	N/A	0 - 499,999	500,000	1,000,000	1,500,000
Restricted Stock Units	7/17/2018					169,588	3,000,012
John W. Schlosser
Annual Incentive Plan	N/A	0 - 499,999	500,000	1,000,000	1,500,000
Restricted Stock Units	7/17/2018					480,498	8,500,010

(a)
See "Elements of Compensation" and "Possible Annual Cash Bonus (Non-Equity Cash Incentive)" above for further discussion of these awards.

(b)
Represents the bonus opportunity available to the executive officer if less than 90% of target is met.

(c)
Represents the bonus opportunity available to the executive officer if 90%-99% of target is met.

(d)
Represents the bonus opportunity available to the executive officer if 100% of target is met.

(e)
Represents the bonus opportunity available to the executive officer if target is exceeded by 10%.

(f)
Represents the number of restricted stock units granted in 2018 to the named executive officers. All grants are performance-based and are subject to three-year cliff-vesting with exception of Mr. Sanders and Mr. Schlosser. Mr. Sanders has a grant of 84,794 shares that is subject to four-year cliff vesting. Mr. Schlosser's grant is subject to six and a half- year cliff vesting. Both grants are performance-based.

(g)
Represents the grant date fair value computed in accordance with FASB ASC Topic 718 of restricted stock unit grants to the named executive officers during 2018.

(h)
Declined to participate in the Annual Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Shares of Restricted Stock that Have Not Vested	Market Value of Shares of Restricted Stock that Have Not Vested ($)(a)
Steven J. Kean	1,659,183	25,518,235
Kimberly A. Dang	461,978	7,105,222
David P. Michels	59,559	916,017
Dax A. Sanders	274,427	4,220,687
John W. Schlosser	670,185	10,307,445

(a)
The values represented in this column have been calculated by multiplying $15.38, the closing price of our common stock on December 31, 2018, by the number of shares of restricted stock and restricted stock units.

Stock Vested During 2018

	Option Awards		Stock Awards
Name	Number of shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)(a)
David P. Michels	—	—	4,340	77,729
Dax A. Sanders	—	—	62,894	1,119,513

(a)
Mr. Michels' 2015 three-year cliff-vested restricted stock unit grant was valued at $17.91, the closing price on July 13, 2018, the last trading day before the vesting date of July 14, 2018. Mr. Sanders' 2013 five-year cliff-vested restricted stock grant was valued at $17.80, the closing price on July 16, 2018, the vesting date.

Risks Associated with Compensation Practices

        We employ all persons necessary for the operation of our business, and in our opinion, our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our business, financial position, results of operations or cash flows. Our belief is based on the fact that our overall employee compensation—primarily consisting of annual salaries and cash bonuses and, in some cases, long-term incentive compensation—is based on performance that does not reward risky behavior and is not tied to entering into transactions that pose undue risks to us. The Compensation Committee's oversight of our compensation program includes consideration of whether there are risks arising from our compensation programs and practices that are reasonably likely to have a material adverse effect on us.

Chief Executive Officer Pay Ratio

        As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Kean, our Chief Executive Officer ("CEO"):

        For 2018, our last completed fiscal year:

  •
  a reasonable estimate of the median of the annual total compensation of all employees of our company (other than our CEO), was $106,850. Our median employee in 2017 is no longer with the company, and we have substituted a similarly situated employee as permitted by Item 402(u); and

  •
  the annual total compensation of our CEO, which, given Mr. Kean's election to receive $1 in base salary and not to receive an annual cash bonus, primarily consists of long-term incentive equity granted to him in July 2018 and related dividend equivalent payments, as reported in the Summary Compensation Table presented elsewhere in this proxy statement, was $16,908,961.

Based on this information, for 2018, the ratio of the annual total compensation of Mr. Kean, our Chief Executive Officer, to the median of the annual total compensation of all employees was 158 to 1.

        To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the "median employee," the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

  •
  To allow sufficient time to identify the median employee, we selected October 1, 2017, which is within the last three months of 2017, as the date upon which we would identify the "median employee."

  •
  We determined that, as of October 1, 2017, our employee population consisted of approximately 11,495 individuals working at Kinder Morgan, Inc. and its consolidated subsidiaries, with 95.78% of these individuals located in the U.S., 4.18% located in Canada, and 0.04% located in Mexico.

  •
  For simplicity, we chose to exclude our employees in Canada and Mexico under the de minimis exemption. As noted above, our employees in Canada made up 4.18% of our employee population (480 employees) and our employees in Mexico made up 0.04% of our employee population (5 employees) as of October 1, 2017.

  •
  To identify the "median employee" from our employee population, we included salary and annual incentive components for the fourth quarter of 2016 through the third quarter of 2017.

  •
  Since the median employee used in 2017 is no longer with the company, we substituted a similarly situated employee in 2018 using the above criteria.

  •
  With respect to the annual total compensation of the "median employee," we identified and calculated the elements of such employee's compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $106,850.

  •
  For the annual total compensation of our CEO, we used the amount for 2018 reported in the "Total" column of the Summary Compensation Table included in this proxy statement. As reported in the Summary Compensation Table, Mr. Kean received a long-term incentive equity award in July 2018 that will cliff-vest over a three-year period (and as noted in "Elements of Compensation—Long-Term Incentive Compensation" above, he is not expected to receive any additional awards during that period). If Mr. Kean's 2018 award were recognized over its vesting period, rather than all in 2018, a lower pay ratio would result.

 DIRECTOR COMPENSATION

Non-Employee Director Compensation

        We do not pay any director compensation to directors who also are employees of the company. Our non-employee directors are paid an annual retainer of $200,000 for their services as directors, and do not receive any additional meeting or committee fees. In addition, directors are reimbursed for reasonable expenses in connection with Board and committee meetings. The following table discloses the compensation earned by our non-employee directors for Board service in 2018.

Name	Fees Earned or Paid in Cash ($)	Common Stock Awards ($)(a)	All Other Compensation ($)(b)	Total ($)
Ted A. Gardner	200,000	—	—	200,000
Anthony W. Hall Jr.	200,000	—	—	200,000
Gary L. Hultquist	200,000	—	—	200,000
Ronald L. Kuehn, Jr.	200,000	—	—	200,000
Deborah A. Macdonald	99,948	100,052	1,677	201,677
Michael C. Morgan	200,000	—	—	200,000
Arthur C. Reichstetter	200,000	—	—	200,000
Fayez Sarofim	—	200,105	3,354	203,459
C. Park Shaper	200,000	—	—	200,000
William A. Smith	200,000	—	—	200,000
Joel V. Staff	—	200,105	3,354	203,459
Robert F. Vagt	200,000	—	—	200,000
Perry M. Waughtal	200,000	—	—	200,000

(a)
Represents the value of cash compensation that Ms. Macdonald, Mr. Sarofim and Mr. Staff elected to receive in the form of common stock under our Stock Compensation Plan for Non-Employee Directors. Value computed as the number of shares of common stock received in lieu of cash (5,160 shares for Ms. Macdonald and 10,320 shares for each of Messrs. Sarofim and Staff) multiplied by the closing price on the day cash compensation was approved ($19.39 per share on January 16, 2018).

(b)
Represents dividend equivalent payments on unvested restricted common stock that Ms. Macdonald, and Messrs. Sarofim and Staff elected to receive pursuant to our Stock Compensation Plan for Non-Employee Directors.

Stock Compensation Plan for Non-Employee Directors

        We have adopted the Kinder Morgan, Inc. Amended and Restated Stock Compensation Plan for Non-Employee Directors. The following is a summary of the plan. The plan is administered by our Compensation Committee, and our Board has sole discretion to terminate the plan at any time. The primary purpose of this plan is to promote our interests and the interests of our stockholders by aligning the compensation of the non-employee members of our Board with stockholders' interests.

        The plan recognizes that the compensation to be paid to each non-employee director is fixed by our Board, and that the compensation is payable in cash. Pursuant to the plan, in lieu of receiving some or all of the compensation in cash, non-employee directors, referred to as "eligible directors," may elect to receive shares of common stock. Each election generally will be at or around the first Board meeting in January of each calendar year and will be effective for the entire calendar year. An eligible director may make a new election each calendar year. The total number of shares of common stock authorized under the plan is 250,000.

        Each annual election to receive shares of common stock will be evidenced by an agreement between us and each electing director that will contain the terms and conditions of such election. Shares issued under the plan pursuant to an election may be subject to forfeiture restrictions that lapse on the earlier of the director's death or the date set forth in the agreement, which will be no later than the end of the calendar year to which the cash compensation relates. Until the forfeiture restrictions lapse, shares issued under the plan may not be sold, assigned, transferred, exchanged or pledged by an eligible director. In the event a director's service as a director is terminated prior to the lapse of the forfeiture restrictions for any reason other than death or the director's failure to be elected as a director at a shareholders meeting at which the director is considered for election, the director will, for no consideration, forfeit to us all shares then subject to the restrictions. If, prior to the lapse of the restrictions, the director is not elected as a director at a shareholders meeting at which the director is considered for election, the restrictions will lapse with respect to 50% of the director's shares then subject to such restrictions, and the director will, for no consideration, forfeit to us the remaining shares.

        The number of shares to be issued to an eligible director electing to receive any portion of the cash compensation in the form of shares will equal the amount of such cash compensation elected to be received in the form of shares, divided by the closing price of the common stock on the NYSE on the day the cash compensation is awarded (the fair market value), rounded up to the nearest ten shares. An eligible director electing to receive any portion of the cash compensation in the form of shares will receive cash equal to the difference between (i) the total cash compensation awarded to such director and (ii) the number of shares to be issued to such director with respect to the amount determined by the director, multiplied by the fair market value of a share. This cash payment will be payable in four equal installments, on or before March 31, June 30, September 30 and December 31 of the calendar year in which such cash compensation is awarded; provided that the installment payments will be adjusted to include dividend equivalent payments with respect to the shares during the period in which the shares are subject to forfeiture restrictions.

PERFORMANCE GRAPH

Cumulative Total Return

        The following performance graph compares the annual performance of our common stock for the period beginning on December 31, 2013 and ending on December 31, 2018 to the performance of (i) Standard & Poor's 500 Stock Index and (ii) a customized peer group index comprised of Enbridge Inc., TransCanada Corporation, Energy Transfer LP, Enterprise Products Partners L.P., The Williams Companies, Inc., Plains GP Holdings, L.P., ONEOK, Inc., MPLX LP and Magellan Midstream Partners, L.P.

        The graph assumes that the value of the investment in our common stock and each index was $100 at December 31, 2013, and that all dividends were reinvested. Total net return to our stockholders for the period ended December 31, 2018 was negative 48.00%, as compared to an average return of 50.33% for Standard & Poor's 500 Index, and negative 2.76% for our customized peer group. The total net return to our stockholders of negative 48.00% was calculated using the closing price of our common stock on December 31, 2013 of $36.00.

	Base Period	Period Ending
Company Name / Index	12/31/13	12/31/14	12/31/15	12/31/16	12/31/17	12/31/18
Kinder Morgan, Inc.	100	123.19	45.86	65.46	58.55	52.00
S&P 500 Index	100	113.69	115.26	129.05	157.22	150.33
Peer Group	100	122.00	84.66	109.21	106.67	97.24

ITEM 1
ELECTION OF DIRECTORS

        All of our incumbent directors are standing for re-election to our Board. All directors are elected annually and serve a one-year term or until his or her successor has been duly elected and shall qualify. To be elected to the Board, the number of votes cast "FOR" a nominee's election must exceed the number of votes cast "AGAINST" such nominee's election.

Information about the Nominees

        The biographies of each of the nominees, which contain information regarding each nominee's service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the company, are set forth under "Corporate Governance—The Board of Directors" beginning on page 8 of this proxy statement. Each of the nominees has agreed to be named in this proxy statement and to serve as a director if elected.

Recommendation

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL 16 NOMINATED DIRECTORS.

ITEM 2
RATIFICATION OF THE SELECTION OF
PRICEWATERHOUSECOOPERS LLP AS OUR
INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2019

        The Audit Committee of our Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2019. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since November 22, 1999. Services provided to us and our subsidiaries by PricewaterhouseCoopers LLP in fiscal 2018 included the audit of our consolidated financial statements, reviews of quarterly financial statements and services in connection with various SEC filings and tax matters.

        Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

        The affirmative vote of the holders a majority of the votes cast will be required for approval. Proxies will be voted for the proposal unless otherwise specified.

Recommendation

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.

        In the event stockholders do not ratify the selection, the selection will be reconsidered by the Audit Committee and our Board.

ITEM 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's compensation disclosure rules. This vote is commonly referred to as a "Say-on-Pay" vote.

Compensation Program Highlights

        As described in detail under "Executive Compensation—Compensation Discussion and Analysis," our executive compensation program is designed to:

  •
  attract, motivate and retain executives who will advance our overall business strategies and objectives to create and return value to our stockholders;

  •
  link total compensation to financial performance and to the attainment of the company's short-term and long-term strategic, operational and financial objectives; and

  •
  align the interests of our named executive officers with the interests of our stockholders.

        To achieve these objectives, the majority of our named executive officers' total compensation is allocated to the "at risk" portion of our compensation program—the annual cash bonus and the long-term incentive restricted stock awards. For 2018, our executive compensation was weighted toward the cash bonus, payable on the basis of the achievement of a pre-established target for our dividend per share. Other important elements of our executive compensation program are the following:

  •
  we pay our executive officers a base salary which we believe is below annual base salaries for comparable positions in the marketplace;

  •
  the Compensation Committee sets the maximum bonus opportunities available to each executive officer at or before the start of each calendar year;

  •
  executive compensation is determined independently, although we do compare annually our executive compensation components with market information to ensure that our total compensation package operates effectively and remains both reasonable and competitive with the energy industry;

  •
  we keep abreast of current trends, developments and emerging issues in executive compensation, and if appropriate, will obtain advice and assistance from outside advisors;

  •
  we have no executive perquisites, supplemental executive retirement, non-qualified supplemental defined benefit, deferred compensation or split-dollar life insurance programs for our executive officers;

  •
  we do not have employment agreements or change of control agreements with our executive officers; and

  •
  our Chief Executive Officer, Steven J. Kean, elects to receive $1 base salary per year from us and elects to receive no annual cash bonus.

        In light of the above, we believe that our compensation of the named executive officers for the fiscal year ended December 31, 2018 was appropriate and reasonable, and that our compensation program is sound and in the best interest of the company and its stockholders.

        Accordingly, we ask our stockholders to vote on the following resolution:

        RESOLVED, that the company's stockholders approve, on an advisory basis, the compensation of the company's named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table and the other related tables and narrative disclosures that accompany the compensation tables.

Recommendation

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

        As an advisory vote, the outcome of this vote is not binding upon the company or our Board. However, the Compensation Committee, which is responsible for designing and administering the company's executive compensation program, values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions for named executive officers.

OTHER MATTERS

        As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2019 Annual Meeting other than the items referred to above. If any other matter is properly brought before the annual meeting for action by stockholders, proxies returned to us will be voted in accordance with the judgment of the proxy holder.

 ADDITIONAL INFORMATION

Stockholder Proposals and Director Nominations for Our 2020 Annual Meeting

Rule 14a-8 Stockholder Proposals

        Stockholders interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of stockholders in 2020 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by our corporate secretary at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002 no later than November 30, 2019.

        Our bylaws require that stockholders of record who do not submit proposals for inclusion in the proxy statement but who intend to submit a proposal at the 2020 annual meeting, and stockholders of record who intend to submit nominations for directors at the 2020 annual meeting, must follow certain procedures. Under these procedures, stockholders of record must submit the proposed nominee or item of business by delivering a notice by mail to our corporate secretary at the address above. We must receive such notice not less than 90 days nor more than 120 days prior to the first anniversary of the 2019 Annual Meeting. Under this criterion, stockholders must provide such notice during the period from January 9, 2020 to February 8, 2020. However, if the date of the 2020 annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date, a proposing stockholder will have an alternative time period in which to deliver such notice.

Proxy Access Nominations

        Under our proxy access bylaw provision, a stockholder or a group of up to 20 stockholders, owning at least 3% of our stock continuously for at least 3 years and complying with the other requirements set forth in our bylaws, may nominate up to two persons, or 20% of the Board, whichever is greater, for election as a director at an annual meeting and have those persons included in our proxy statement. To be eligible for inclusion in the proxy materials for our annual meeting of stockholders in 2019, the proxy access nomination notice must be received by our corporate secretary at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002 no earlier than December 10, 2019 and no later than January 9, 2020.

        As required by Section 2.13 of our bylaws, a notice of a proposed nomination must include information about the stockholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the stockholder in the business and certain other information about the stockholder. You can obtain a copy of our bylaws on our website at www.kindermorgan.com in the "Corporate Governance" sub-section of the section entitled "Media & Investor Relations" or by writing our corporate secretary at the address above.

Other Proposals/Nomination under our Advance Notice Bylaw Provision

        Under our bylaws, stockholders must follow certain procedures to nominate a person for election as a director (other than proxy access nominations) or introduce an item of business at an annual meeting (other than Rule 14a-8 stockholder proposals). To be properly brought before our annual meeting of stockholders in 2020, notice of such a proposed nomination must be received by our corporate secretary at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002 no earlier than January 9, 2020 and no later than February 8, 2020.

        As required by Section 2.12 of our bylaws, a notice of a proposed nomination must include information about the stockholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the stockholder in the business and certain other information about the stockholder. You can obtain a copy of our bylaws on our website at www.kindermorgan.com in the "Corporate Governance" sub-section of the section entitled "Media & Investor Relations" or by writing our corporate secretary at the address above.

Incorporation by Reference

        To the extent we incorporate this proxy statement by reference into any other filing with the SEC under the Securities Act or the Exchange Act, the sections of this proxy statement under the captions "Report of Compensation Committee," "Report of Audit Committee" and "Performance Graph" will not be deemed incorporated unless specifically provided otherwise in the filing.

        We will provide without charge to you, upon your request, a copy of our annual report on Form 10-K for the year ended December 31, 2018 filed with the SEC. Requests for copies should be addressed to Kinder Morgan, Inc., Attn: Investor Relations, 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, (713) 369-9000.

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROXY STATEMENT IS DATED MARCH 29, 2019. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF THAT DATE ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 11:59 p.m. Eastern Time, on May 7, 2019. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/kmii delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/kmii Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Richard D. Kinder 02 - Steven J. Kean 03 - Kimberly A. Dang 04 - Ted A. Gardner 05 - Anthony W. Hall, Jr. 06 - Gary L. Hultquist 07 - Ronald L. Kuehn, Jr. 08 - Deborah A. Macdonald 09 - Michael C. Morgan 10 - Arthur C. Reichstetter 11 - Fayez Sarofim 12 - C. Park Shaper 13 - William A. Smith 14 - Joel V. Staff 15 - Robert F. Vagt 16 - Perry M. Waughtal The Board of Directors recommends that you vote FOR proposals 2 and 3: For Against Abstain For Against Abstain 2. Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019 3. Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the Proxy Statement Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. MMMMMMM C 1234567890 J N T 1 2 8 2 2 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 02ZUJC MMMMMMMMM B Non-Voting Items A The Board of Directors recommends that you vote FOR each of the nominees listed in Proposal 1. 2019 Annual Meeting Proxy Card1234 5678 9012 345

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) will be held at the offices of Kinder Morgan, Inc., 1001 Louisiana Street, Houston, Texas, on Wednesday, May 8, 2019, beginning at 10:00 a.m local time. At the Annual Meeting, the holders of our Class P common stock will act on the matters as stated on the reverse side hereof. The Board of Directors recommends a vote FOR each of the nominated directors; FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019 and FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the Proxy Statement. The undersigned hereby appoints each of Richard D. Kinder, Steven J. Kean and Adam S. Forman, with or without the other and with the full power of substitution, as proxies to vote as specified on the reverse side hereof all shares of Class P common stock the undersigned is entitled to vote at the Annual Meeting. The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors if any nominee named on the reverse becomes unable to serve or for good cause will not serve, (ii) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (iii) on any other matters that may properly come before the Annual Meeting, and any adjournments or postponements thereof. If no direction is given on a signed and returned proxy card with regard to any Proposal, the above-named proxies will vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3. To be completed, dated and signed below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Proxy — Kinder Morgan, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/kmii